THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN TERMS IN THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH AN ASTERISK [*] AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

                             CSC CUSTOMER AGREEMENT

                                 BY AND BETWEEN

                         COMPUTER SCIENCES CORPORATION

                                      AND

                    THE MANUFACTURERS LIFE INSURANCE COMPANY

DATED: JUNE 30,2004.

                            NOTICE OF CONFIDENTIALITY

This Agreement contains confidential information. The sole owner of the technical information included herein is Computer Sciences Corporation. Disclosure of any information included herein to others is expressly prohibited.


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

                             CSC CUSTOMER AGREEMENT

This CSC Customer Agreement ("Agreement") states the understanding between CSC and Customer concerning the CSC products and services described in the Exhibits and Work Assignments governed by this Agreement.

This Agreement shall become effective on and be dated as of June 30,2004 ("Effective Date").

 Throughout this Agreement the terms "CSC" refers to Computer Sciences Corporation and each CSC Affiliate identified as "CSC" under an Exhibit or Work Assignment governed by this Agreement, and "Customer" refers to The Manufacturers Life Insurance Company ("MLIC") and each Affiliate identified as the "Customer" under an Exhibit or Work Assignment governed by this Agreement.
 CSC, The Manufacturers Life Insurance Company, and all Affiliates becoming "CSC" or a "Customer" under an Exhibit or Work Assignment agree that the terms and conditions of this Agreement are incorporated into and become a part of each such Exhibit or Work Assignment.

CSC                                       Customer

COMPUTER SCIENCES CORPORATION             THE MANUFACTURERS LIFE
                                          INSURANCE COMPANY
9500 Arboretum Boulevard                  200 Bloor Street East
Austin, Texas 78759                       Toronto, Ontario M4W 1E5

By: /s/ Raymond A. August                 By: /s/ John C. Mather
    ----------------------------              -----------------------------
       (Authorized Signature)                    (Authorized Signature)


Name: RAYMOND A. AUGUST                   Name: John C. Mather
      ------------------                        -------------------------------
      (Printed)                                           (Printed)

Title: Executive Vice President          Title: Senior Executive Vice President
       ----------------------------             -------------------------------
       Financial Services Group

Date:  8/10/04                           Date:  July 30, 2004
       ---------------------                    -------------------------------

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

CSC CUSTOMER AGREEMENT...................................................................    2
GENERAL TERMS AND CONDITIONS.............................................................    7

1.      STRUCTURE OF THIS AGREEMENT......................................................    7
        1.1      Benefit of Services.....................................................    7
        1.2      Notice of Litigation....................................................    7
        1.3      Notice of Default.......................................................    7
        1.4      Separate Contract.......................................................    7
        1.5      Schedules...............................................................    8

2.      DEFINITIONS......................................................................    8

3.      SOFTWARE PRODUCT LICENSES........................................................   11
        3.1      Limited License.........................................................   11
        3.2      Copies..................................................................   12
        3.3      Right to Modify.........................................................   12
        3.4      Back-up and Recovery....................................................   12
        3.5      Source Code Escrow......................................................   13

4.      SERVICES.........................................................................   13
        4.1      Services Described in Exhibits..........................................   13
        4.2      Work Assignments........................................................   14
        4.3      Subcontracting..........................................................   14
        4.4      Regulatory Compliance...................................................   16
        4.5      New Entities............................................................   16
        4.6      Operational Plans and Procedures........................................   17
        4.7      No Exclusivity..........................................................   17
        4.8      Service Volume Capacity.................................................   17
        4.9      Intentionally Deleted...................................................   17
        4.10     Data and Systems Security...............................................   17
        4.11     Disaster Recovery and Backup............................................   18
        4.12     Help Desk Services......................................................   18
        4.13     Service Locations.......................................................   18
        4.14     Facilities Security Procedures..........................................   18
        4.15     Rights of Access........................................................   18
        4.16     Incident Management.....................................................   19
        4.17     Problem Management and Root-Cause Analysis..............................   19
        4.18     Cooperation With Other Service Providers................................   19
        4.19     Language Requirements...................................................   19
        4.20     New Services............................................................   19
        4.21     Time and Materials Basis................................................   20
        4.22     Personnel...............................................................   20
        4.23     Standard of Care........................................................   21
        4.24     Most Favoured Customer of CSC...........................................   21
        4.25     Estimates...............................................................   21
        4.26     Work Product............................................................   21
        4.27     Reimbursable Expenses...................................................   22
        4.28     Customer's Facilities...................................................   23

5.      PERFORMANCE STANDARDS............................................................   23
        5.1      Service Levels..........................................................   23
        5.2      Adjustment and Establishment of Service Levels..........................   23

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

        5.3      Performance Reports...................................................     23
        5.4      Performance Deficiency Response.......................................     23
        5.5      Non-Performance Adjustments...........................................     24
        5.6      Customer Satisfaction Surveys.........................................     24

6.      MANAGEMENT.....................................................................     24
        6.1      Joint Management Committee............................................     24
        6.2      Responsibilities of the Joint Management Committee....................     25
        6.3      Meetings..............................................................     25

7.      CHANGES........................................................................     25
        7.1      Changes to Scope of Obligations.......................................     25
        7.2      Changes...............................................................     25
        7.3      Changes - Pricing and Terms...........................................     25

8.      PAYMENT TERMS..................................................................     26
        8.1      Undisputed Charges....................................................     26
        8.2      Disputed Charges......................................................     26
        8.3      Invoice...............................................................     26
        8.4      Additional Information................................................     27
        8.5      Costs and Expenses....................................................     27
        8.6      Time of Payment.......................................................     27
        8.7      Stale Invoices........................................................     27
        8.8      Taxes.................................................................     28
        8.9      Intentionally Deleted.................................................     30
        8.10     Repatriation of Services..............................................     30

9.      IMPROVED TECHNOLOGY AND GAINSHARE..............................................     30
        9.1      Improved Technology...................................................     30
        9.2      Gainshare.............................................................     31
        9.3      Cost Savings Gainshare................................................     31

10.     REPRESENTATIONS, WARRANTIES AND COVENANTS......................................     31
        10.1     By CSC................................................................     31
        10.2     By Customer...........................................................     35
        10.3     Disclaimer of All Other Warranties....................................     36

11.     INDEMNITIES....................................................................     36
        11.1     Intellectual Property Indemnity by CSC................................     36
        11.2     Intellectual Property Indemnity by Customer...........................     37
        11.3     Tort Indemnity by CSC.................................................     37
        11.4     Tort Indemnity by Customer............................................     37
        11.5     Indemnification Procedures............................................     38
        11.6     Disclaimer of Other Indemnities.......................................     38

12.     DAMAGES........................................................................     38
        12.1     Exclusions of Liability...............................................     38
        12.2     Limitation of Liability...............................................     38
        12.3     Exceptions............................................................     39
        12.4     Enforcement...........................................................     39

13.     CONFIDENTIALITY................................................................     39
        13.1     Customer's Confidentiality Obligations................................     39
        13.2     Customer Confidential Information.....................................     41
        13.3     Exclusions............................................................     41

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

        13.4     CSC Confidential Information and Customer Confidential
                 Information are collectively referred to herein as "Confidential Information."....   41

14.     DEFAULTS...................................................................................   42
        14.1     Default...........................................................................   42

15.     TERM AND TERMINATION.......................................................................   43
        15.1     Termination for Cause.............................................................   43
        15.2     Termination Assistance Period.....................................................   43
        15.3     Benefit of Agreement - Regulatory Control.........................................   43
        15.4     Termination for Convenience.......................................................   44
        15.5     Other Termination By Customer.....................................................   44
        15.6     Notice of Termination.............................................................   44
        15.7     Dispute Escalation................................................................   44

16.     TERMINATION ASSISTANCE.....................................................................   45
        16.1     Termination Assistance Period.....................................................   45
        16.2     Information and Documentation.....................................................   45
        16.3     Transition Plan...................................................................   45
        16.4     Continued Provision of the Services...............................................   46
        16.5     Systems...........................................................................   46
        16.6     Training and Consulting...........................................................   46
        16.7     Payment to CSC for Termination Assistance Services................................   46
        16.8     Mitigation of Costs...............................................................   47

17.     DISPUTE RESOLUTION.........................................................................   47
        17.1    Good Faith.........................................................................   47
        17.2    Dispute Resolution Procedures......................................................   47
        17.3    Continuation of Services...........................................................   47

18.     FORCE MAJEURE..............................................................................   48

19.     TAXES......................................................................................   49

20.     ASSIGNMENT.................................................................................   49

21.     GOVERNING LAW AND LANGUAGE.................................................................   49

22.     NON-HlRE...................................................................................   49

23.     ENTIRE AGREEMENT...........................................................................   50

24.     INDEPENDENT CONTRACTOR.....................................................................   50

25.     COUNTERPARTS...............................................................................   50

26.     NOTICES....................................................................................   50

27.     CONSTRUCTION...............................................................................   50

28.     SEVERABILITY...............................................................................   51

29.     EXPORT CONTROLS............................................................................   51

30.     Third Party Beneficiaries..................................................................   51

31.     Covenant of Further Assurances.............................................................   51

32.     AUDITS OF RECORDS AND DATA RELATIVE TO EXHIBITS FOR OUTSOURCING SERVICES...................   51
        32.1    CSC Audit Obligations..............................................................   51
        32.2    Customer Access Rights.............................................................   52
        32.3    Right to Audit.....................................................................   52
        32.4    CSC Assistance.....................................................................   53
        32.6    CSC Auditing.......................................................................   53
        32.7    Cooperation in Audit...............................................................   54
        32.8    Costs..............................................................................   54

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

        32.9    Response to Audit Results..............................................     54
        32.10   Record Retention.......................................................     54

33.     DATA AND PRIVACY...............................................................     55
        33.1    Ownership of Data......................................................     55
        33.2    Use of Data............................................................     55
        33.3    Data Protection........................................................     55
        33.4    Transborder Data Flows.................................................     56
        33.5    Data Retrieval and Return..............................................     56
        33.6    Intentionally Deleted..................................................     56
34.     BUSINESS RECOVERY PLAN RELATIVE TO EXHIBITS FOR OUTSOURCING SERVICES...........     56

35.     OUTSOURCING....................................................................     57

36.     SURVIVAL.......................................................................     57

APPENDIX 1.............................................................................     58
NON-DISCLOSURE AND NON-USE AGREEMENT FOR CONSULTANT TO CUSTOMER........................     58
APPENDIX 2.............................................................................     63
SCHEDULE A - FEES......................................................................     64
SCHEDULE B - CUSTOMER DATA AND SYSTEM SECURITY POLICIES................................     67
SCHEDULE C - SERVICE LOCATIONS.........................................................     92
SCHEDULE D - INCIDENT MANAGEMENT PROCEDURES............................................     93
SCHEDULE E - PROBLEM MANAGEMENT PROCEDURES.............................................     94
SCHEDULE F - CHANGE MANAGEMENT PROCEDURES..............................................     95
SCHEDULE G - DISPUTE RESOLUTION PROCEDURES.............................................     96

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


                          GENERAL TERMS AND CONDITIONS

1. STRUCTURE OF THIS AGREEMENT

The Exhibits and Work Assignments to this Agreement describe specific software products and services that CSC agrees to provide to Customer, and may contain special terms related to particular products or services. These General Terms and Conditions state terms that apply to all dealings between CSC and Customer pursuant to this Agreement. If there is any conflict between a term of any Exhibit or Work Assignment and a term of these General Terms and Conditions, the term in the Exhibit or Work Assignment controls but only to the extent of such conflict.

1.1 BENEFIT OF SERVICES.

CSC agrees that it will perform the Services for Customer hereunder and for each Affiliate of Customer as specified in an Exhibit or Work Assignment. The Fees for Services relative to CSC's Vantage One Suite of Software Products provided to Customer and/or Customer's Affiliates shall be those set out in Schedule A attached to this Agreement or such other fees as the parties may mutually determine in any Exhibit or Work Assignment. Customer and Customer's Affiliates can and may, at any time, request the use of the Services provided such request is made through the designated Customer contact (the "Customer Designated Contact"). The Customer shall, within ten (10) business days of the execution of this Agreement, advise CSC of the name and contact information for the Customer Designated Contact. Any failure of Customer to appoint a Customer Designated Contact shall not prohibit, in any way, Customer or Customer's Affiliates from requesting and obtaining the use of the Services.

1.2 NOTICE OF LITIGATION.

CSC shall promptly give notice to Customer of all material claims, proceedings, notice of regulatory non-compliance from a regulatory authority, disputes (including, labor disputes) or litigation which it reasonably believes could have a material adverse effect on the fulfillment of any of the material terms hereunder or under an Exhibit or Work Assignment by CSC (whether or not any such claim, proceeding, dispute or litigation is covered by insurance) of which CSC has actual knowledge. CSC shall provide Customer with all reasonable information reasonably requested from time to time concerning the status of such claims, proceedings, disputes, or litigation, and any developments relating thereto.

1.3 NOTICE OF DEFAULT.

CSC shall give Customer, and Customer shall give CSC, prompt written notice of any default arising under any contract to which CSC or Customer is a party where such default may have a material adverse effect on the performance of any obligation hereunder.

1.4 SEPARATE CONTRACT.

It is understood and agreed by the parties that, unless otherwise expressly provided in a particular Exhibit or Work Assignment, each Exhibit or Work Assignment (as it is supplemented and amended by the terms and conditions of this Agreement) shall be deemed a separate contract by and between Customer and CSC. Unless the context indicates otherwise, any reference in this Agreement to an Exhibit or Work Assignment shall, accordingly, be deemed to refer solely to the

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


relevant Exhibit or Work Assignment (and any schedules, attachments or addenda to that particular Exhibit or Work Assignment), as supplemented and amended by the terms and conditions of this Agreement. For so long as any Exhibit or Work Assignment remains in effect, the terms and conditions of this Agreement shall continue to remain in effect with respect to the Services covered by said Exhibit or Work Assignment.

1.5   SCHEDULES.

Schedule A, Schedule B, and Schedule G, set out below, are annexed hereto as part of this Agreement. Schedules C through F set out below are annexed hereto as examples only and may be adopted for a particular Exhibit or Work Assignment by mutual written agreement of CSC and Customer. For any New Services, an Exhibit or Work Assignment may also include any or all of the following schedules, amended as necessary, or additional schedules applicable to that Exhibit or Work Assignment as agreed to by the parties:

SCHEDULE               DESCRIPTION
----------             ----------------------------------------
Schedule A             Fees
Schedule B             Customer Data and System Security Policy
Schedule C             Service Locations
Schedule D             Incident Management Procedures
Schedule E             Problem Management Procedures
Schedule F             Change Management Procedures
Schedule G             Dispute Resolution Procedures

2.    DEFINITIONS

This Section defines some capitalized terms used in this Agreement.

"Affiliate" means any "Subsidiary" or "Parent" or "Sister" of CSC or Customer.
As used herein, "Subsidiary" means a company that either CSC or Customer manages, controls, and majority owns, directly or indirectly; "Parent" means a company that manages, controls, and majority owns CSC or Customer, directly or indirectly; "Sister" means a company that Parent manages, controls, and majority owns, directly or indirectly. For purposes of the foregoing definition, control means the ability to select the board of directors or officers of the controlled company and ownership means beneficial ownership of the issued and outstanding capital stock of the owned company.

"Agreement" means this CSC Customer Agreement as it may be amended from time to time, including all Exhibits and Work Assignments this Agreement is incorporated into.

"Applicable Laws" means all statutes, by-laws, regulations, ordinances, orders, regulatory requirements and guidelines, and requirements of governmental or other public authorities having jurisdiction over this Agreement, any Exhibit or Work Assignment and the parties hereto, and all amendments thereto, at any time and from time to time in force.

"CSC Confidential Information" means the information described in Section 13.1.

"Change" has the meaning ascribed thereto in Section 7.2.

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

"Conclusion Date" means the later of the date on which:

      (i) all Termination Assistance Services cease to be provided in accordance with this Agreement; and

      (ii) all provision of Services under an Exhibit, Work Assignment or this Agreement has been terminated

"Customer Confidential Information" means the information described in Section
13.2.

"Customer Data" means any and all data and information provided or made available to, or produced by, CSC pursuant to or in connection with an Exhibit, Work Assignment or this Agreement for the purposes of processing or otherwise in the performance of this Agreement, directly or indirectly, and including
Customer Information, and whether in printed, electronic, magnetic, optical or other form.

"Customer Data and System Security Policies" means the data and system security policies, procedures and standards set out in Schedule B.

"Customer Information" means any non-public, personally identifiable information about customers or prospective customers of Customer that is provided or made available to, or produced by, CSC hereunder, including medical or health information, the names and addresses of customers or prospective customers and particulars about any policies entered into by such persons.

"Default" has the meaning ascribed thereto in Section 14.1.

"Derivative Works" has the meaning ascribed thereto in Section 4.26B.

"Dispute" has the meaning ascribed thereto in Section 17.1.

"Documentation" means the formal documentation provided in any medium by CSC with a Software Product licensed by Customer as updated by CSC from time to time.

"Fees" has the meaning ascribed thereto in Schedule A or as otherwise set out in an Exhibit or Work Assignment.

"Force Majeure Event" has the meaning ascribed thereto in Section 18(a)(iii).

"Gainshare Proposal" has the meaning ascribed thereto in Section 9.2.

"Incident Management Procedures" means the problem alert and escalation procedures set out in Schedule D, as may be modified from time to time in accordance with the terms hereof.

"Investment Costs" means the unrecoverable investment costs actually incurred by CSC identified in an Exhibit or Work Assignment and shall in no event include fees or costs related to loss of expected revenue, savings or profit.

"Joint Management Committee" has the meaning ascribed thereto in Section 6.1.

"New Services' has the meaning ascribed thereto in Section 4.20.

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

"Non-Performance Adjustments" means the amounts calculated and to be deducted from the Fees or paid to Customer in accordance with any Exhibit in respect of failure or failures of CSC to meet the Service Levels.

"Performance Deficiency" means any failure by CSC to perform Services in accordance with the Service Levels.

"Person-day" means the services of one person for one normal eight-hour workday.

"Person-hour" means the services of one person for one full hour.

"Privacy Laws" has the meaning ascribed thereto in Section 33(c).

"Problem" has the meaning ascribed thereto in Section 4.16.

"Problem Management Procedures" means the problem management procedures set out in Schedule E, as may be modified from time to time in accordance with the terms hereof.

"Service Levels" means the service levels and System performance standards set out in any Exhibit, as such service levels and System performance standards may be determined or adjusted from time to time in accordance with Section 7.2 and Change orders issued hereunder.

"Service Locations" means the CSC sites (including those of its permitted subcontractors, if any) from which Services are provided and "SERVICE LOCATION" means any one of them.

"Services" means:

      (i)   the services described in any Exhibit or Work Assignment;

      (ii) those services and functions otherwise specifically identified in this Agreement as being part of the Services;

      (iii) any New Services; and

      (iv) all changes, modifications, reductions of or additions to the Services pursuant to Change orders issued hereunder.

"Services Systems" means all of the Software Products used in providing Services to Customer, including, but not limited to, the Vantage-One and JETS Software
Products.

"Software Product" means any computer software package or software-related methodology owned or marketed by CSC, and includes all computer code (whether machine readable or human readable), Documentation, and related materials identified by CSC as part of the package.

"Standard Time and Materials Rates" for Person-hours and computer usage means the rates stated on CSC's published rate schedule. "Standard Time and Materials
Rates" for Person-days means the Person-hour rate multiplied by 8. "Standard
Time and Materials Rates" for materials means the rates stated on CSC's published rate schedule, if any, and otherwise at CSC's actual cost for the materials. CSC may revise its rates at any time, but not more than once per annum, by delivering a new rate schedule to Customer. The new rate schedule will take effect on delivery to Customer, but will not apply to Work Assignments signed before it is delivered to Customer unless otherwise agreed.

"Term" has the meaning ascribed thereto in Section 15.1.

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


"Termination Assistance Period" has the meaning ascribed thereto in Section
16.1.

"Termination Assistance Services" means the services specified in Article 16, including those specified in the Transition Plan, to be part of the Termination
Assistance Services.

"Termination for Convenience Fees" means those fees specified in an Exhibit or Work Assignment and which are limited to Wind Down Costs and Investment Costs actually and reasonably incurred by CSC and shall in no event include fees or costs related to loss of expected revenue, savings or profits, unless otherwise agreed to by the Parties in the appropriate Exhibit or Work Assignment.

"Termination Date" means the date on which any notice of termination hereunder becomes effective to commence the Termination Assistance Period by expiry of the period of notice provided either;

      (i)   herein; or

      (ii)  in the applicable notice of termination.

whichever is longer.

"Time and Materials Basis" means the service arrangement described in Section
4.21.

"Transition Plan" has the meaning ascribed thereto in Article 16.

"Vantage One Suite of Software Products" means CSC's Vantage One, DSS, RPS,
Performance Plus, Jets, and VPMS Software Products, and any updates thereto.

"Wind Down Costs" means the wind down costs actually incurred by CSC which shall in no event include fees or costs related to loss or expected revenue, savings or profits.

3.    SOFTWARE PRODUCT LICENSES

3.1   LIMITED LICENSE.

When Software Products are licensed to Customer under this Agreement, they shall be provided by way of Exhibits to this Agreement and Customer shall receive a license, as described herein and in the Exhibits, to use those Software Products expressly identified in such Exhibits. Except as otherwise described in this Agreement or an Exhibit, no title, ownership, or intellectual property rights are transferred to Customer. Customer shall keep each and every item to which CSC retains title free and clear of all claims, liens, and encumbrances except those of CSC. Any act of Customer, voluntary or involuntary, purporting to create a claim, lien, or encumbrance on such an item shall be void. Licenses are conditioned on compliance with all terms of this Agreement by Customer. Customer may use Software Products expressly licensed to Customer only in the manner and for the purposes expressly authorized by this Agreement or the applicable
Exhibit. Unless CSC otherwise expressly agrees in an Exhibit, Customer may not use or permit the use of the Software Products through, for, or on the behalf of any third party, including as part of a service bureau or outsourcing offering or arrangement for such third party. CSC reserves all rights not expressly granted to Customer.

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

3.2   COPIES.

Customer may make copies of any Software Product licensed to Customer as reasonably necessary to exercise the license granted to Customer. All copies of and intellectual property rights in Software Products, including translations, adaptations, compilations, partial copies within other software, upgrades, corrections, modifications, enhancements, and Derivative Works, whether made by Customer or CSC or a third party, shall be the property of CSC and subject to the terms of Customer's license to the Software Products. To the extent that such ownership does not vest in CSC by operation of law, Customer hereby assigns such ownership to CSC, unless CSC and Customer agree in a Work Assignment that Customer should retain all or a portion of such ownership. Customer shall reproduce CSC's copyright, trade secret and other proprietary notices on all such copies. During normal business hours, CSC may enter upon Customer's premises and inspect documents, data, and software in order to review compliance with the provisions of this Agreement.

3.3   RIGHT TO MODIFY.

Customer may access Software Product Documentation, logic, programs, and procedures for the purpose of Customer performing research, analysis, modification, enhancement and maintenance of any Software Product licensed to Customer under an Exhibit to support Customer's authorized use of the Software
Product if CSC delivers source code as part of the Software Product. Customer may exercise this right using acceptable third party service providers engaged by Customer under the provisions of Section 13.1(a)(iii) of this Agreement.
Customer agrees that all changes become the property of either CSC or Customer as provided by Section 4.26 of this Agreement. In the event that CSC is at the time providing Services to Customer, if Customer alters a Software Product or any logic, programs or procedures used or employed by CSC in performing its duties and obligations hereunder, Customer agrees to abide by documentation, methodologies and development standards consistent with CSC's practices and to provide documentation to CSC prior to installation, and Customer agrees to provide CSC the right to perform a design review and approve all changes prior to installation, such approval to be completed within a reasonable time and will not be unreasonably withheld by CSC. Methodologies and development standards are to be consistent with the Systems Engineering Institute Capability and Maturity
Model Level II. Where requested by Customer, CSC's costs associated with investigating problems caused by Customer's changes, installation or support of Customer changes will be paid to CSC on a Time and Materials basis. In the event
Customer's changes result in a lack of system availability, the provisions in the applicable Exhibit relating to the payment of service level credits by CSC for system unavailability shall not apply.

Customer shall not modify, enhance, reverse engineer, delink, disassemble, or decompile any Software Product delivered in object code only. CSC is not responsible for and shall have no liability related to any modification or enhancement performed by or on behalf of Customer, or the compatibility of any software or service with such modification or enhancement, unless CSC explicitly agrees in writing, signed by an authorized representative, to incorporate such modification or enhancement as part of the base version of a Software Product.

3.4   BACK-UP AND RECOVERY.

The Exhibit for each Software Product licensed to Customer specifies where
Customer may use that Software Product. If any facility specified in that Exhibit becomes inoperable, Customer may use the Software Product temporarily at a back-up facility until use of the original facility is restored.

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

Customer may also use the Software Product in a non-productive mode to test the use of such a back-up facility. Customer may change the data center to another
Customer facility located in Canada, United States, United Kingdom, or Japan
("Approved Areas") as a back-up facility. However, Customer must always seek the prior written consent of CSC for any transfer of a Software Product to another location outside of the Approved Areas; CSC agrees it will not withhold its consent to change to another facility outside of the Approved Areas unless CSC has reason to believe the confidentiality of the Software Product will be compromised. Customer shall keep accurate records of all locations at which any of the Software Products are installed, and shall provide such records to CSC upon request. This Section 3.4 does not permit any third party back-up facility provider to copy, use, or access a Software Product or any information that is confidential pursuant to Article 13 of this Agreement. Customer shall indemnify
CSC against any and all damages or losses caused by an unauthorized use or disclosure of the Software Product or any CSC Confidential Information by a third-party owner or operator of a back-up facility used by Customer under this Section.

3.5   SOURCE CODE ESCROW.

If any Exhibit provides for an escrow of the source code for all or part of a Software Product, Customer's license to the Software Product shall include the right to use the source code for such Software Product in accordance with the license granted in this Agreement, upon release of such source code pursuant to the applicable escrow agreement. The conditions for the release of the source code from escrow shall include release (a) upon a material breach by CSC of any ongoing support or maintenance obligations for the Software Product, which remains uncured after sixty days, (b) upon CSC discontinuing maintenance or support for the Software Product, (c) upon CSC, or any permitted successor or assign, making a general assignment for the benefit of creditors and such assignment results in a termination of maintenance and support services or a material breach or default of the maintenance and support obligations to Customer, (d) upon the appointment by a court of a trustee or receiver of any substantial part of CSC's (or a permitted successor's or assign's) assets and such appointment results in a termination of maintenance and support services or a material breach or default of the maintenance and support obligations to Customer, (e) upon CSC, or any permitted successor or assign, ceasing to function as a going concern and there is no successor or assign to carry on the business, and (f) upon CSC, or any permitted successor or assign, filing a petition in bankruptcy or having such a petition filed against it and which is acquiesced in or is not dismissed within thirty (30) days or results in an adjudication of bankruptcy.

4.    SERVICES

4.1   SERVICES DESCRIBED IN EXHIBITS.

CSC offers a variety of services that may be described in Exhibits to this Agreement. These may include utilization and support services for licensed
Software Products, data processing services, education services, specialized consulting services, and a wide variety of other services. Subject to Customer's written consent, which shall not be unreasonably withheld, CSC may provide all or part of the services through any other affiliate or subsidiary of CSC and may bill Customer for such services through such affiliate or subsidiary. All references to services provided by CSC in this Agreement and in any Exhibit shall include services provided to Customer through any of CSC's affiliates or subsidiaries.

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
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

4.2   WORK ASSIGNMENTS.

CSC and Customer may also agree to a service arrangement by signing a Work
Assignment that references this Agreement. Each Work Assignment will describe the work to be done, the term of the Work Assignment, and any special provisions applicable to the project. Subject to Customer's written consent, which shall not be unreasonably withheld, CSC may provide all or part of the services through an affiliate or subsidiary of CSC and may bill Customer for such services through such affiliate or subsidiary. All references to services provided by CSC in this Agreement and in any Work Assignment shall include services provided to Customer through any of CSC's affiliates or subsidiaries.

4.3   SUBCONTRACTING.

      (a) General Prohibition

      CSC shall not delegate or subcontract any of its material obligations relating to the Services to any Person. Notwithstanding the foregoing, CSC may use, in the ordinary course of business, a third party Subcontractor or products pursuant to subcontracts if it follows the procedure set out in this Section 4.3. Customer pre-approves CSC's subcontract with Affiliated Computer Services, Inc., and any other subcontractor CSC is using to provide the Services for Customer on or before the effective date of this Agreement.

      (b) Notice of subcontracting and when Customer approval is required

      If CSC subcontracts any of its obligations under this Agreement, an Exhibit or Work Assignment, CSC must promptly notify Customer in writing of the details of that subcontract. However, CSC will not be required to disclose to Customer any pricing information in relation to that subcontract (other than the information reasonably required by Customer to demonstrate the value of the subcontract).

      CSC must obtain Customer's prior written approval before it subcontracts any of its obligations under this Agreement in the following circumstances:

            (i) the subcontract has a total actual or anticipated value of more than US$1,000,000 per annum (unless the subcontract is for the provision of goods or services to CSC for the benefit of a substantial proportion of CSC's customer base); or

            (ii) the subcontract will result in a material change in the way that CSC provides the Services and that is strategically important to Customer's business and will result in a material reduction in the performance levels of such Service,

            (together known as a "MATERIAL SUBCONTRACT").

      If CSC desires to enter into a Material Subcontract with a subcontractor, CSC will submit to Customer in writing a proposal specifying:

            (i)   the specific tasks CSC proposes to subcontract;

            (ii) the reason for having a subcontractor perform such tasks instead of CSC;

            (iii) the identity and qualifications of the proposed subcontractor;
                  and

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
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


            (iv) any other information reasonably requested by Customer or relevant to Customer's approval of the subcontractor.

      (c)   Approved and identified Subcontractors

            (i) Once a Subcontractor has been approved by Customer in accordance with Section 4.3, that Subcontractor will be an Approved Subcontractor (but only for the purpose of the subcontract in relation to which Customer has provided its approval).


            (ii) CSC will give Customer prior written notice before terminating an Approved Subcontract.

      (d)   Terms of subcontract

            (i) For each subcontract where Customer's approval is required under Section 4.3, CSC must enter into a written subcontract and warrants that the terms of that subcontract are consistent with, and include obligations no less onerous than those contained in this Agreement in relation to the Services to be performed by the proposed Subcontractor.


            (ii) CSC will attempt to get an Approved Subcontractor to agree to consent to a novation of the subcontract and grant a power of attorney in favour of Customer that allows Customer to execute such documents necessary to give effect to the novation thereof if an Exhibit or Work Assignment is terminated in whole or in respect of the part related to the subcontract.

      (e)   Replacement

      Customer may direct CSC to replace a Subcontractor in respect of whom Customer's approval is required under Section 4.3 on reasonable grounds, which include the following:

            (i) if CSC is in breach of its material obligation under this Agreement, an Exhibit or Work Assignment due to an act or omission of the Subcontractor;

            (ii) if Customer is not reasonably satisfied with the Subcontractor's ability to render future performance (provided
                  Customer provides CSC with reasonable notice);

            (iii) if the Subcontractor fails to comply in any material respect with any of its obligations under its subcontract;

            (iv) if the Subcontractor assigns or delegates performance of its obligations under the subcontract to another party that is not approved by Customer to the extent required under Section 4.3;

            (v) if there have been material misrepresentations by the Subcontractor or by the CSC concerning the Subcontractor;

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
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


            (vi) if the Subcontractor or any of its personnel is reasonably suspected of or breaches confidentiality obligations to Customer or CSC in relation to Customer Confidential
                  Information, or privacy obligations;

            (vii) infringes or prejudices any of Customer's Intellectual
                  Property Rights or any rights Customer may have in any third party's intellectual property.

      (f)   Prime contract responsibility

            (i)   Any approval or removal under this Section will not relieve
                  CSC from any of CSC's obligations under this Agreement, an Exhibit or Work Assignment.

            (ii) CSC remains fully responsible and liable for all obligations, services and functions performed by any Subcontractors
                  (whether approved or not) to the same extent as if those obligations, services and functions were performed by CSC.

            (iii) CSC will be Customer's sole point of contact regarding the
                  Services, including with respect to payment.

            (iv) If a Subcontractor breaches, or is alleged to have breached, a Material Subcontract, CSC will notify Customer in writing and provide Customer with such information relating to the breach or alleged breach (as the case may be) as Customer may reasonably request.


4.4   REGULATORY COMPLIANCE.

      (a) CSC acknowledges that Customer is a Canadian federally regulated financial institution and, among other regulatory responsibilities, is required to adhere with the Office of the Superintendent of Financial Institutions ("OSFI") Guideline B-10 entitled "Outsourcing of Business Functions by FRFI's", as amended from time to time, and any other similar guidelines or policies implemented by OSFI from time to time.

      (b) In the event that OSFI (or any successor thereto or other regulator or Customer) requires that Customer make changes to the terms of this Agreement in order to comply with any regulations or guidelines or legal changes having jurisdiction over Customer, CSC agrees that it shall cooperate fully with Customer to make such changes and amendments to this Agreement as are reasonably necessary in order to ensure Customer's compliance with such regulations or guidelines.
            Customer agrees that it shall notify CSC of any legal change of which it becomes aware relating specifically to regulated financial institutions and the provision of the Services and to make any necessary requests for Change pursuant to Article 7.

4.5   NEW ENTITIES.

If Customer or any of its Affiliates acquires a controlling interest (directly or indirectly, by way of acquisition of assets or shares, merger, amalgamation, or otherwise) in any enterprise(s) during the Term, or if Customer merges with or is acquired by another enterprise, whether by way of acquisition of assets or shares, amalgamation or otherwise, CSC shall, if requested by

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
Computer Sciences Corporation                           Page 16 of 99            LLH-V2
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

Customer, use its commercially reasonable efforts to provide services similar to the Services for such new enterprise(s) as soon as reasonably practical following the acquisition by or of or merger with Customer, subject to agreement on a Change order relating thereto.

4.6   OPERATIONAL PLANS AND PROCEDURES.

At all times during the Term, CSC shall maintain reasonable comprehensive and up-to-date documentation describing in detail network topologies, System configurations, methods of operation and procedures specifically relating to the performance of the Services and to the Services Systems. CSC shall, at the request of Customer, provide access to and reasonable explanation of such documentation to Customer. CSC will deliver copies of such documentation in CSC's possession on the Termination Date to Customer, provided Customer has been granted a license therefor under an Exhibit to this Agreement. If the documentation is intermingled with other CSC customers' documentation, Customer's request for access or copies of the same shall be governed by the Change procedures pursuant to Article 7.

4.7   NO EXCLUSIVITY.

      (a) The parties acknowledge and agree that, unless expressly set forth in an Exhibit or Work Assignment, no rights or obligations of exclusivity are created hereunder in favour of either party and, for greater certainty, that nothing contained in this Agreement shall restrict or prevent Customer from entering into agreements with other persons concerning any commercial transactions, including any acquisition of technology, products or services which are similar to, or related to, the technology, products and/or services provided by CSC as part of the Services.

      (b) CSC agrees that it shall, subject to Section 13.1(a)(iii), at the request and expense of Customer, cooperate with and provide all reasonably requested assistance and support to Customer and such third party retained by Customer in connection with any such acquisition and implementation of technology, products or services to the extent that same are related to the Services, and including all required technical information, documentation, specifications data reasonably necessary to enable such third party to implement technology, products or services.

4.8   SERVICE VOLUME CAPACITY.

CSC shall at all times ensure that the Services Systems are sufficient to meet
Customer's anticipated Service volume requirements. Subject to the completion of a Change order by the Parties, Customer shall be entitled to increase the volume to Service transactions at any time throughout the Term.

4.9   INTENTIONALLY DELETED.

4.10  DATA AND SYSTEMS SECURITY.

As part of the Services, CSC agrees that it shall follow the latest steps and security precautions practiced in the software industry designed to prevent or stop the unauthorized access to, or sabotage of, the Services Systems that are used by CSC to perform the Services. CSC shall immediately notify Customer of any unauthorized use of, or unauthorized access to, the Customer Data or Services Systems. CSC agrees to conform to CSC's data and software

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
Computer Sciences Corporation                           Page 17 of 99            LLH-V2
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

security policies that are substantially comparable to Customer's Customer Data and System Security Policies set out in Schedule B hereto provide such Schedule
B policies are applicable to the Services being provided by CSC for Customer pursuant to a relevant Exhibit or Work Assignment.

4.11  DISASTER RECOVERY AND BACKUP.

As part of the Services, CSC shall perform the disaster recovery, back-up and data storage services as described in the provisions of any Exhibit or Work
Assignment.

4.12  HELP DESK SERVICES.

As part of the Services, CSC shall comply with and perform the help desk service obligations specified in any Exhibit or Work Assignment.

4.13  SERVICE LOCATIONS.

      (a) The Services Systems used in providing the Services shall be located at the Service Locations set out in Schedule C or at such other locations as may otherwise be determined by CSC from time to time.
            CSC will give Customer prior written notice for any Service Location changes.

      (b) The Service Locations shall not be changed without the prior written notice to Customer. The Customer Data shall at all times remain at one of the Service Locations, except for back-up or contingency recovery purposes as may be expressly specified in any Exhibit or Work Assignment, or as otherwise approved by Customer in writing.

      (c) CSC shall promptly notify Customer of any unauthorized access to a Service Location (or Customer Data) and, as soon as is practicable, provide to Customer a detailed incident report in respect thereof, which shall be in form and content mutually acceptable to Customer and CSC.

4.14  FACILITIES SECURITY PROCEDURES.

As part of the Services, CSC shall, at each of the Service Locations, implement, maintain and enforce comprehensive and appropriate security standards and procedures restricting access to the Service Locations.

4.15  RIGHTS OF ACCESS.

      (a) CSC shall, once per year or as otherwise agreed by CSC and Customer, and payment to CSC at the time and materials rates set forth on Schedule A hererto, permit during normal business hours and subject to CSC's reasonable security requirements, access to the Service
            Locations, to personnel involved in providing the Services, to operational logs relating to the Services and the Services Systems for the purpose of verifying the compliance by CSC with its obligations under an Exhibit, Work Assignment or this Agreement in accordance with the audit provisions set out in this Section 4.15 and more particularly in Article 32.

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
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

      (b) In addition to Section 4.15(a) above, Customer's internal personnel and technical staff and, subject to Section 13.1 (a)(iii) of this Agreement, Customer's external professional advisors, regulators and technical staff shall have access to the Service Locations to assist
            CSC, as Customer, acting reasonably, determines necessary in the event that (i) the termination assistance provision of Article 16 are triggered, (ii) in the opinion of Customer, CSC is or would be unable to recover failed services as per the service level agreements in this Agreement or any Exhibit or Work Assignment,
            (iii) there are service performance issues affecting Customer's business operations, and (iv) as required by OSFI or any other regulator of Customer.

4.16  INCIDENT MANAGEMENT.

      (a) From and after the Effective Date, CSC shall, in respect of any events, occurrences, errors, deficiencies, defects, interruptions or malfunctions in the Services Systems or Services (a "PROBLEM"), implement, maintain and comply with the Incident Management
            Procedures set out in Schedule D, which CSC and Customer may mutually agree, acting reasonably, to modify from time to time.

      (b) CSC will work diligently to resolve any Problem and to avert or minimize any adverse effect such Problem may have, including finding a way to work around such Problem. If more than one Problem arises or occurs at one time, Customer's Joint Management Committee representatives shall determine in consultation with CSC, and notify
            CSC as to, the order of priority in which such Problems shall be addressed and resolved. From the time that CSC first becomes aware of a Problem or Problems, CSC shall consult with Customer regarding efforts to resolve the Problem and developments in respect thereof.

4.17  PROBLEM MANAGEMENT AND ROOT-CAUSE ANALYSIS.

From and after the Effective Date, CSC shall, in respect of the resolution of Problems, implement, maintain and comply with the Problem Management Procedures set out in Schedule E, which CSC and Customer may mutually agree, acting reasonably, to modify from time to time.

4.18  COOPERATION WITH OTHER SERVICE PROVIDERS.

CSC shall, acting reasonably and in good faith, cooperate with and assist any other person which provides services to Customer that is, either directly or indirectly, operationally, technologically or managerially related to the Services including for greater certainty, IBM Canada Limited and any Affiliate or Subsidiary thereof.

4.19  LANGUAGE REQUIREMENTS.

All Services, Reports and any related communications and documentation, must be provided by CSC in the English language or another language, as required or designated by Customer and identified in advance in an Exhibit or Work
Assignment.

4.20  NEW SERVICES.

      (a) During the Term, Customer may request that CSC provide certain consulting, development or enhancement work or managed services to Customer that are

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
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

            reasonably related to the provision of the Services but do not constitute a Change ("New Services").

      (b) Any New Services agreed to by CSC pursuant to a request made by Customer in accordance with this Section 4.20 shall be as described in an Exhibit or Work Assignment prepared by and mutually agreed to by the parties. The Exhibit or Work Assignment shall contain, unless the parties agree otherwise, a description of the services to be conducted, the functional requirements and technical specifications applicable to the services, the services schedule and milestones, the deliverables and delivery schedule, acceptance criteria, and any other information that might be specified. The Exhibit or Work
            Assignment also may contain additional terms and conditions as may be mutually agreed by the parties. Upon the completion and execution of the Exhibit or Work Assignment by each party, the Exhibit or Work
            Assignment shall be attached hereto and form a part of this Agreement.

      (c)   Any New Services related to CSC's Vantage One suite of Software
            Products, shall be provided by CSC based on the rates set out in Schedule A, unless otherwise agreed to by the parties in an Exhibit or Work Assignment.

      (d)   CSC agrees that it shall consider all Customer requests to provide
            New Services and shall, in good faith, use reasonable efforts to perform any such New Services on terms and conditions that are fair and reasonable and that are consistent with the terms and conditions of this Agreement. Any New Services provided by CSC shall, unless expressly otherwise provided for in the applicable Exhibit or Work
            Assignment, be subject to the terms and conditions of this Agreement.

4.21  TIME AND MATERIALS BASIS.

If a Work Assignment or Exhibit states that services will be provided on a "Time and Materials Basis," CSC's charges for the services will be determined by the amount of CSC personnel time, computer time, and materials used in providing the services, plus reimbursable expenses (in accordance with Customer's expense guidelines as may from time to time be provided to CSC by Customer), rather than by the results achieved. Services may be billed by the Person-hour, the Person-day, or any other unit agreed on by CSC and Customer. Services will be provided on a Time and Materials Basis and billed by the Person-hour at the Time and Materials Rates set forth in the controlling Work Assignment or Exhibit.

4.22  PERSONNEL.

CSC will try to accommodate Customer's requests concerning assignment of personnel to Customer's projects, but CSC reserves the right to determine the assignment of its personnel. Customer acknowledges that CSC's project managers require discretion and flexibility to create and maintain balance and alignment between Customer's stated timeline and cost objectives and CSC's management of personnel. Customer will have the right to request in writing that any personnel assigned by CSC to perform services at Customer's site be removed and replaced.
In the event of unprofessional conduct (including abusive behavior, dishonesty, harassment, or other circumstances which contravene Customer's Code of Business
Conduct and the policies referenced therein, copies of which shall be provided to CSC) or gross non-performance, the removal will be immediate. In the event of work-related deficiency in performance, other than gross non-performance, CSC will have the opportunity to correct the deficient activity by developing an improvement plan for the affected personnel and resolving the deficiency to Customer's reasonable satisfaction within a thirty

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
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(30) day period of such written notice. Otherwise, upon such a request, representatives of CSC and Customer will meet to discuss Customer's request; if
CSC agrees with Customer's request, CSC will remove the employee from the project. CSC shall use commercially reasonable efforts to ensure that the
Services of the replacement personnel shall be provided in accordance with any time schedule set forth in any applicable Exhibit or Work Assignment.

4.23  STANDARD OF CARE.

INTENTIONALLY DELETED.

4.24  MOST FAVOURED CUSTOMER OF CSC.

CSC agrees that CSC will treat Customer as one of CSC's most favored insurance customers. CSC represents that all of the prices, terms, warranties and benefits granted by CSC hereunder in the aggregate are comparable to or better than the prices, terms, warranties and benefits previously offered to any other comparable insurance customer of CSC, the comparability of customers taking into account the time at which such offers were made and having regard, without limitation, to the nature, service level performance requirements, volume, revenue and other applicable terms and conditions concerning the provision of such services. If, during the term of this Agreement, CSC shall enter into arrangements with any other comparable insurance customer providing such customer more favorable terms, CSC shall notify Customer of such terms and this Agreement shall thereupon be deemed amended to provide the same terms to Customer for any subsequent purchases of goods and services by Customer from CSC.

4.25  ESTIMATES.

If CSC provides Customer with an estimate of the cost or time frame for any services to be provided by CSC, the estimate will be made in good faith based on the information known to CSC. However, CSC DOES NOT PROMISE THAT ESTIMATES WILL
BE ACCURATE, and estimates are not intended as price or performance guarantees.

4.26  WORK PRODUCT.

A. CSC shall be the owner and copyright holder of all work product that results from services performed by CSC for Customer (called "CSC Work Product"), including but not limited to, program code, Documentation, specifications, logic, and design. CSC grants Customer a non-exclusive license to use all CSC
Work Product delivered to Customer. Customer's license to any CSC Work Product that relates to a particular Software Product shall be the same as Customer's license to that Software Product. Customer's license to any other CSC Work
Product will be a non-exclusive, worldwide, paid-up license to use such CSC Work
Product for the day-to-day business needs of Customer, excluding use on the behalf of any third party, including as part of a service bureau or outsourcing offering or arrangement for such third party, unless CSC otherwise expressly agrees in a Work Assignment.

B. Notwithstanding anything to the contrary in Section 4.26A above, if Customer contracts with CSC for the development of particular CSC Work Product solely for Customer and solely at Customer's expense (but specifically excluding any "Derivate Works" of a Software Product), the parties may agree in the Work
Assignment in advance of the commencement of work that either: (a) CSC would grant Customer title to the computer code and documentation comprising such CSC
Work Product; or (b) the grant of any other licenses to the particular CSC Work

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

Product would be subject to an agreed upon royalty to Customer. The term
"Derivative Work" shall mean any materials or computer programs based upon the Software Products prepared by CSC, Customer or by an Affiliate or third party contractor at the direction of Customer including any translations, reproductions, abridgements, condensations or any other form in which the Software Products, or any part thereof, may be recast, transformed, adopted, revised or modified. Unless the parties otherwise agree in writing, CSC shall be entitled to use the ideas and concepts contained in such CSC Work Product and to develop similar work product for other clients or for CSC's own use, provided that no Customer Confidential Information (as defined in Section 9.2 below) is disclosed or used thereby. To the extent that the services CSC performs include the provision of third party products, or services, Customer's rights to such products or services (including licenses, warranties, and indemnities) shall be those rights that CSC is authorized to pass through to Customer and shall be subject to any conditions on such rights (such as confidentiality and limitations of liability). CSC shall use its best efforts to obtain those rights to such third party products or services (including licenses, warranties, and indemnities) as are customarily available to customers of such products or services. Subject to the foregoing, CSC shall have no liability whatsoever with respect to any such third party products or services. To the extent required by a license agreement between Customer and Customer's third party licensor, CSC shall, at Customer's request, assign to Customer or Customer's third party licensor such of the CSC Work Product as is, upon creation, either a derivative work of materials copyrighted by Customer's third party licensor or information that CSC has agreed in writing is confidential to Customer's third party licensor. CSC shall not assign any work product not created as part of services performed by CSC for Customer. CSC shall not assign any materials that this Section does not require to be assigned as of its creation even if such materials are later included in CSC Work Product that this Section requires to be assigned. If CSC Work Product includes materials that this Section requires to be assigned and materials this Section does not require to be assigned, CSC may separate the assigned portion from the non-assigned portion. If any CSC Work
Product can reasonably incorporate all or any portion of work product that resulted from the services CSC performed for an Affiliate of Customer
("Affiliate Work Product"), then the Affiliate Work Product shall be included in the CSC Work Product at no additional charge to Customer, except for such charges, if any, as are necessary to actually incorporate the Affiliate Work
Product. If all or any portion of the Affiliate Work Product is to be incorporated in CSC Work Product, then the Work Assignment that contemplates the relevant CSC Work Product shall specify the Affiliate Work Product to be included in the CSC Work Product and shall reflect that it is provided to Customer at no charge.

C. If Customer develops a modification to the Software Product that is not a Derivative Work of a Software Product (a "Customer-Specific Modification"),
Customer shall notify CSC of such Customer-Specific Modification to enable the parties to identify the same. The parties agree that Customer-Specific
Modifications shall be the sole property of Customer, and to the extent required to perfect Customer's title in Customer-Specific Modifications, at Customer's expense, CSC agrees to assign to Customer any rights or title CSC may have in or to any such Customer-Specific Modifications.

4.27  REIMBURSABLE EXPENSES.

INTENTIONALLY DELETED.

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

4.28  CUSTOMER'S FACILITIES.

From time to time, Customer may provide CSC with access to or use of its facilities or any third party facilities necessary for CSC to enforce its rights or perform its obligations hereunder (including offices, hardware, software, and other assets owned, leased, or licensed by Customer and third party services provided to Customer). Such access shall be at no charge to CSC, and to the extent that any third party charges CSC for such access, Customer shall reimburse CSC for such expenses.

5.    PERFORMANCE STANDARDS

5.1   SERVICE LEVELS.

At all times during the Term, CSC shall provide the Services in accordance with the Service Levels, as set out in any Statement of Work as may be revised from time to time in accordance with the provisions hereof.

5.2   ADJUSTMENT AND ESTABLISHMENT OF SERVICE LEVELS.

The patties shall review, during the last ninety (90) days of each Contract
Year, the Service Levels as set out in any Exhibit or Work Assignment for the preceding twelve (12) month period. In respect of any Service Levels that require adjustment or are no longer appropriate for any reason, including a change to the Services or the Services Systems, the parties may agree that such Service Levels be adjusted for the subsequent Contract Year, and, upon agreement by Customer and CSC, such Service Levels shall be adjusted by a Change order. In addition, either Customer or CSC may, at any time upon notice to the other party, initiate negotiations to review and adjust any of the Service Levels which such party in good faith believes are inappropriate at the time, provided, however, that if the parties fail to agree on the appropriate modification to be made to a Service Level, acting reasonably, the existing Service Level shall continue to apply. The parties agree to amend Service Levels in the event that it becomes clear that any Service Level was established in reliance upon mistaken data.

5.3   PERFORMANCE REPORTS.

In addition to its reporting obligations hereunder, CSC shall within ten (10) days of the end for each month provide Customer with reports as required by any Exhibit or Work Assignment concerning the levels of performance of the Services and the Services Systems in sufficient detail to determine CSC compliance with the Service Levels as set out in any Exhibit or Work Assignment and to calculate accurately all Non-Performance Adjustments, if applicable.

5.4   PERFORMANCE DEFICIENCY RESPONSE.

If CSC fails at any time to meet any Service Level, in addition to any other remedies that may be available to Customer, CSC shall follow the procedures and take such steps as may be required pursuant to an Exhibit or Work Assignment in respect of such failure or series of failures.

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

5.5   NON-PERFORMANCE ADJUSTMENTS.

      (a) Customer shall be entitled to Non-Performance Adjustments calculated in accordance with any Exhibit or Work Assignment, where provided for in any Exhibit or Work Assignment.

      (b) The calculation and payment of Non-Performance Adjustments will be in the manner as described in any Exhibit or Work Assignment.

If CSC has paid a Non-Performance Adjustment in respect of a breach of any Exhibit, Work Assignment or this Agreement and Customer then makes a Claim in respect of such breach then any amount awarded or paid in respect of that Claim must be reduced by an amount equal to the relevant Non-Performance Adjustment.

5.6   CUSTOMER SATISFACTION SURVEYS.

      (a) At least once every twelve (12) months during the Term or as otherwise agreed by the parties, as part of the Services, CSC shall conduct customer satisfaction surveys to capture and measure customer satisfaction within Customer in respect of the provision of the Services by CSC. Within one year of the Effective Date, CSC and Customer shall jointly develop and agree upon the content and scope of such surveys, including the relevant classes of end-users to be surveyed, and the methods and procedures to be used in carrying out such surveys. The timing of the surveys shall be subject to approval of Customer and CSC. The parties shall revise and update the surveys from time to time to reflect changes in the Services and the businesses of Customer.

      (b) The parties shall discuss the results of any customer satisfaction survey and discuss and agree upon any necessary changes to the Services resulting therefrom, such changes to be implemented pursuant to the Change order process.

6.    MANAGEMENT

6.1   JOINT MANAGEMENT COMMITTEE.

Customer and CSC will create, and shall participate in, a joint management committee (the "JOINT MANAGEMENT COMMITTEE") that shall consist of no less than one (1) management representative from each of Customer and CSC. The Joint
Management Committee shall supervise and manage the performance of obligations under any Exhibit, Work Assignment or this Agreement. The initial representatives of each party to the Joint Management Committee shall be as follows:

      CSC:           JON TAUTE, CUSTOMER EXECUTIVE

      CUSTOMER:      MARK RIZZA, VICE PRESIDENT

Within sixty (60) days after the Effective Date, Customer and CSC will agree upon a shared party's process for replacement of the Joint Management Committee members.

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

6.2   RESPONSIBILITIES OF THE JOINT MANAGEMENT COMMITTEE.

      The Joint Management Committee will:

      (a)   meet in accordance with the time frequencies specified in Section
            6.3, or more frequently as the Joint Management Committee may determine, to generally review the performance of the Agreement and to facilitate the cooperation of the Parties in the performance of the Agreement;

      (b) upon Customer's or CSC's request, assist in resolving any issues arising during the negotiation of an amendment to this Agreement;

      (c) participate in the Dispute Resolution Procedures as provided for in this Agreement; and

      (d) have such other responsibilities and obligations or perform such other duties as the parties may mutually agree to from time to time hereunder.

6.3   MEETINGS.

Within two (2) months after the Effective Date, CSC and Customer will mutually determine a schedule for periodic meetings of the Joint Management Committee, which meetings will include a quarterly management meeting to review appropriate contractual, business, planning, or performance issues, or as required by either party. CSC will publish an agenda for each meeting of the Joint Management
Committee sufficiently in advance of each meeting to allow meeting participants a reasonable opportunity to prepare for each meeting.

7.    CHANGES

7.1   CHANGES TO SCOPE OF OBLIGATIONS.

Notwithstanding any other provision of any Exhibit, Work Assignment or this Agreement, the parties agree that any changes, modification, additions, revisions or alterations to either party's obligations under any Exhibit, Work
Assignment or this Agreement shall constitute an amendment of such Exhibit, Work
Assignment or this Agreement and shall be subject to either Section 23 (Entire
Agreement) or Section 7.2, as applicable.

7.2   CHANGES.

During the Term, Customer may at any time request that changes, modifications, additions, revisions or alterations be made to the Services ("CHANGE") and CSC agrees to consider and, in good faith, use its reasonable efforts to implement any Change requested by Customer on terms and conditions that are fair and reasonable and not inconsistent with the terms hereof. In order to promote, facilitate and expedite the request, consideration and possible acceptance of proposed Changes, CSC and Customer agree to the Change order procedures and protocols and Change implementation procedures set out in Schedule F (the
"CHANGE MANAGEMENT PROCEDURES").

7.3   CHANGES - PRICING AND TERMS.

CSC agrees and confirms that any pricing, costs or other charges that may be proposed or otherwise submitted to Customer, in connection with any Agreement amendments or Changes,

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

and the terms and conditions on which such amendments and/or Changes will be provided to Customer, will comply with CSC obligations pursuant to Section 4.24.

8.    PAYMENT TERMS

8.1   UNDISPUTED CHARGES.

CSC will invoice Customer monthly, in arrears, for all charges incurred by Customer under this Agreement, an Exhibit or Work Assignment, and payment will be due within thirty (30) days of the receipt of the invoice. Customer shall pay undisputed charges when such payments are due. If any amount is not paid within thirty (30) days after the invoice is received by Customer and Customer has not timely notified CSC of its intent to dispute the unpaid amount pursuant to the provisions of Section 8.2, Customer waives its right to dispute the unpaid amount and will pay CSC interest on the amount due, beginning thirty (30) days after the invoice is received by Customer, at a rate of 1.5% per month, or the highest rate permitted by applicable law if that is less. However, the charging of interest is not consent to late payment. Customer will make payment to the entity and address stated on the invoice. Non-payment of undisputed amounts due under this Section shall be a material breach of this Agreement. Customer will reimburse CSC for any costs or attorneys' fees reasonably incurred by CSC to collect overdue amounts. Neither the failure of CSC to deliver an invoice for charges incurred hereunder nor any error in the amount invoiced by CSC for such charges shall constitute a waiver by CSC of Customer's obligations to pay such charges.

8.2   DISPUTED CHARGES.

Customer may withhold payment of particular charges that Customer disputes in good faith, provided that Customer, provides CSC with written notice of its intent to withhold payment within thirty (30) days after the relevant invoice is received by Customer, and such notice is signed by an authorized officer of Customer. The Parties will promptly pursue in good faith any applicable dispute resolution procedures relating to the disputed amount. Anything to the contrary in this Agreement notwithstanding, non-payment of an amount properly disputed under this Section shall not constitute a material breach of this Agreement or of any Exhibit or Work Assignment attached to this Agreement unless the dispute has been resolved in favor or CSC and Customer has not paid CSC within a reasonable time following resolution of the dispute.

8.3   INVOICE.

During the Term and the Termination Assistance Period, CSC shall submit to Customer an invoice payable within thirty (30) days of receipt, setting out in reasonable detail:

      (a) the Fees set out in all Exhibits for the month in which the invoice is issued;

      (b) if applicable, any Non-Performance Adjustments to which Customer is entitled in respect of the preceding month;

      (c) such other fees, costs or charges as are required to be paid under any Exhibit or this Agreement or any Change order in respect of the month in which the invoice is issued; and

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

      (d) applicable Taxes required to be paid by Customer in respect of the Services provided during the proceeding month, itemized, for greater certainty, according to consulting and non-consulting charges.

8.4   ADDITIONAL INFORMATION.

Along with the invoice referred to in Section 8.3, CSC shall provide the following information and documentation to Customer:

      (a) a report prepared by CSC setting out in detail the calculation of the Non-Performance Adjustments applicable;

      (b) a statement of any pre-approved Service costs and expenses charged to Customer; and

      (c)   such additional information as Customer may reasonably request.

8.5   COSTS AND EXPENSES.

All costs and expenses incurred by CSC in connection with the performance of its obligations under this Agreement shall, unless otherwise agreed by the parties in writing, be to the account of and be the sole responsibility of CSC. CSC shall obtain the written approval of Customer prior to incurring any additional costs or expenses for which it seeks reimbursement from Customer. Receipts and documentation in a form acceptable to Customer shall support any reimbursable costs and expenses. Customer will reimburse CSC for any expenses CSC incurs to provide services requested by Customer (other than CSC's normal salary and overhead costs). To be reimbursed, the need to incur such expenses (but not necessarily the amount of the expense) must be pre-approved by Customer in writing and all such expenses must conform to Customer's expense guidelines as may from time to time be provided to CSC by Customer. Common reimbursable expenses include: transportation costs for travel, airfare (in economy class only), meals, and lodging for persons who travel to provide services; living allowances; and charges paid to third party service providers such as delivery charges, telephone charges, and computer network charges. This list is not exclusive, and other types of expenses may occur.

8.6   TIME OF PAYMENT.

Any sum due to a Party pursuant to this Agreement for which the time of payment is not otherwise specified shall be due and payable thirty (30) days after receipt by the other Party of an invoice or demand for payment.

8.7   STALE INVOICES.

If CSC does not invoice Customer for any amount within ninety (90) days after the month in which the applicable Services are rendered or the expense incurred, CSC shall be deemed to have waived any right it may otherwise have to invoice for and collect such amount. If Customer does not make a written claim to CSC for any improperly invoiced amounts within ninety (90) days after Customer receives any such invoice, Customer shall be deemed to have waived any right it may otherwise have to make an adjustment for such amount.

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

8.8   TAXES.

      (a) CSC Responsibility

      CSC will be responsible for all applicable property, payroll and employment, goods and services, sales, service, value added or use taxes
      (collectively 'TAXES') levied on CSC in respect of:

            (i) any goods, services, property assets or resources acquired, used or consumed by CSC in connection with the Services
                  (provided, however, CSC will re-bill Customer for any Taxes due on expenses incurred by CSC in performing the Services such as FEDEX, postage, supplies, printing, card stock, travel, and the like);

            (ii)  employee wages and salaries for CSC's employees; and

      but for the avoidance of doubt, CSC will not be responsible for Taxes based on the income of Customer.

      (b) Customer Responsibility

      Customer will pay when due any sales, value-added or other tax imposed by any taxing jurisdiction on the provision of the Services or any component thereof at the rate of tax at that time during the Term. For the avoidance of doubt, Customer will not be responsible for taxes based on the income of CSC.

      (c) Customer Commodity Tax Environment

            (i) CSC and Customer agree to cooperate to achieve tax effective structuring and invoicing processes to reduce both parties' exposure to taxes, and to protect its current rates of recovery of certain tax costs, in a manner that complies in all respects with Applicable Laws.

            (ii) CSC agrees to invoice Customer for the Services in a manner, and with sufficient documentation, to enable Customer to attribute to any goods and services tax (or other similar taxes, however they may be described, in the relevant jurisdiction in which the Services are being provided) to specific Customer business segments and activities to achieve, where eligible, the rates of recovery for those taxes enjoyed by Customer immediately prior to the Effective Date. In addition, CSC will cooperate with Customer to facilitate tax effective structuring and invoicing with the goal of maintaining or improving Customer's recovery rates of goods and services taxes, sales taxes and (or other similar taxes, however they may be described, in the relevant jurisdiction in which the Services are being provided).

            (iii) CSC invoices to Customer will separately state the amount of any taxes CSC or its Affiliates are collecting from Customer.
                  CSC agrees to invoice, or cause its Affiliates to invoice, Customer separately for Services, which are

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

                  exempt from any retail sales tax and other applicable sales and use taxes, and Services, which are subject to such taxes.

      (d) Tax Reduction

            (i) If any taxing jurisdiction imposes after the Effective Date a new or expanded sales, value-added, withholding or other tax on the provision of the Services or any component thereof (a
                  'NEW TAX'), the parties will co-operate in attempting to reduce the amount of such New Tax, or to increase the recovery of such New Taxes paid by a party, to the maximum extent feasible as permitted by Applicable Law.

      (e) Non-recoverable Sales Tax Relating to Relocation

              (i) If any non-recoverable sales taxes applicable to the Services are imposed on Customer as a result of CSC's transition of Services to a location other than the initial location of CSC's facilities, CSC shall discount the Fees so that Fees prior to the discount plus the non-recoverable sales taxes applicable prior to the move will be equal to the Fees after the discount plus the non-recoverable sales taxes applicable after the move.

             (ii) If any non-recoverable sales taxes applicable to the Services are imposed on CSC as a result of Customer's request for Services to be provided from a location other than the initial location of CSC's facilities, CSC shall increase its charges so that charges prior to the increase less non-recoverable sales taxes applicable prior to the move will be equal to the Fees after the increase less non-recoverable sales taxes applicable after the move.

      (f) Withholding Taxes

      Customer may withhold from any payments to CSC and where required, pay to the appropriate taxing authority any withholding taxes required to be withheld by Applicable Law, but will provide CSC with a receipt or other document evidencing the withholding as required by Applicable Law within sixty (60) days or as soon thereafter as reasonably possible from when payment is made to CSC. CSC will be solely responsible for claiming any applicable tax credits related to such withholding taxes. Customer shall not be liable in any manner for such tax amounts withheld and remitted to the appropriate taxing authority.

      (g) Right to Challenge Assessments

      Customer shall be entitled, with the full co-operation of CSC, to challenge any Tax (including New Taxes) or level of Tax imposed or assessed on the Services or on any Fee. Customer agrees to bear all costs incurred by CSC in challenging taxes assessed on the Services or license fees by a taxing authority.

      (h) General

      The parties will cooperate with each other to enable each to determine its respective Tax liabilities accurately and to reduce such liabilities to the extent permitted by Applicable

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

      Law. Without limiting the generality of the foregoing, each party shall provide to the other any resale certificates, exemption certificates, information regarding out-of-province or out-of-country sales or use of equipment and services, and such other similar information as the other party may reasonably request.

      (i) Tax Credits

      In the event that CSC carries on scientific research or experimental development or other activities paid for by Customer for which Tax credits or similar financial benefits are made available, Customer shall be entitled to receive the Tax credits therefor, and CSC will provide reasonable information and assistance to enable Customer to obtain such credits. Customer agrees to bear all costs incurred by CSC associated with providing reasonable assistance referred to in this paragraph.

8.9   INTENTIONALLY DELETED.

8.10  REPATRIATION OF SERVICES.

Following the expiration or termination of an Exhibit or this Agreement for any reason, including Customer exercising it's right to take possession of any Software Product under applicable licenses and currently being hosted by CSC and from which CSC is providing Services to Customer, CSC will provide to the Customer, if the Customer so desires, assistance in transferring the Services, including any related Software Product, contracts, data or customer-owned equipment, back to the Customer, its Affiliates, or to another third party service provider ("Transfer Assistance") in order to ensure the orderly resumption of the provision of Services to Customer and/or the transfer of some or all of the Services to one or more third party service providers without any material interruption in the provision of the Services. CSC will provide such Transfer Assistance using the resources contracted by Customer under any applicable Work Assignment. If Transfer Assistance will require the use of different or additional services or resources beyond those contracted under any applicable Work Assignment and which, CSC is then using to provide the Services;
such request for Transfer Assistance will be considered a new service for which the Customer and CSC will negotiate mutually satisfactory rates.

9.    IMPROVED TECHNOLOGY AND GAINSHARE

9.1   IMPROVED TECHNOLOGY.

As part of the Services hereunder, CSC will be responsible to review periodically, and where appropriate, investigate and assess technology changes and process improvements as they relate to the Services provided to Customer and report to Customer at least once per calendar year concerning its findings in respect of the same. In the event that CSC identifies an opportunity to implement new technology or processes to either improve the Service Levels or that may otherwise benefit Customer, the parties will request that their representatives on the Joint Management Committee assess the opportunity and meet if necessary to determine whether a business case should be developed for Customer's consideration. The approval and implementation of any new technologies or processes identified by CSC shall be made through the Change procedures set out herein in Article 7. Customer and CSC agree to share technology strategies on an annual basis through the Joint Management Committee.

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

9.2   GAINSHARE.

In addition to CSC's obligation pursuant to Article 7, the parties agree that CSC may, from time to time, identify and submit a formal proposal to Customer regarding specific operations, goods and/or services where Customer's costs can be reduced ("GAINSHARE PROPOSAL"). The Gainshare Proposal shall include the identification of the business operation(s), goods and/or services, the proposed changes in same, and the projected cost savings based on the price that Customer is paying at the time of the Gainshare Proposal. The Gainshare Proposal will also invite Customer to other clients' sites in order to view successful examples of similar Gainshare Proposals whenever possible. Within thirty (30) days of Customer receipt of a Gainshare Proposal, Customer shall either approve or reject the proposal by executing the Gainshare Proposal accordingly and delivering same to CSC. CSC will start to implement the cost savings in the approved Gainshare Proposal within sixty (60) days of its receipt of said written approvals.

9.3   COST SAVINGS GAINSHARE.

The parties agree that, in respect of any cost saving opportunities implemented by the parties pursuant to this Article 9, they shall share equally all cost savings actually realized by Customer. CSC shall provide Customer with monthly reports as to the amount of the cost savings. Customer shall cooperate with CSC in implementing the cost savings. Customer agrees not to circumvent CSC by implementing any cost savings proposed by CSC without sharing the realized cost savings set forth above, while this Agreement, any Exhibit or Work Assignment is in effect. Customer acknowledges that the proposed cost savings are estimated and may not reflect the actual savings over time. CSC acknowledges that any estimated cost savings shall be calculated net of any related or necessary capital or other expenditure by Customer in order to implement the Gainshare
Proposal. Should CSC default by failing to implement the estimated cost savings in a Gainshare Proposal in a timely manner, Customer may provide written notice to CSC indicating such failure by CSC and CSC shall be provided thirty (30 days) to cure such default from the date of such notice. In the event that CSC does not implement the estimated cost savings in the Gainshare Proposal within thirty
(30) days of receiving said notice, Customer may terminate such Gainshare
Proposal and CSC shall compensate Customer for all Customer's incurred expenses relating to such Gainshare Proposal.

10.   REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1  BY CSC.

      (a) CSC represents, warrants, and covenants that it is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada; that it has all the requisite corporate power and authority to execute, deliver, and perform this Agreement; that it has duly authorized execution, delivery, and performance of this Agreement; it has and shall maintain any governmental license, authorization, or qualification required for it to perform this Agreement; no approval, authorization or consent of any governmental or regulatory authority is required to be obtained for it to execute, deliver, and perform this Agreement; and to its knowledge, there is no outstanding litigation, arbitrated matter or other dispute to which it is a party which, if decided unfavorably to it, would reasonably be expected to have a material adverse effect on the parties' ability to fulfill their respective obligations under this Agreement.

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

      (b) CSC represents, warrants, and covenants that it has all of the intellectual property and contractual rights necessary to license each Software Product or CSC Work Product licensed to Customer and that such Software Product or CSC Work Product does not violate any third party's intellectual property, moral, confidentiality, contractual, equitable, or statutory rights. This warranty continues as long as any Software Product or CSC Work Product license is in effect.

      (c) any CSC Work Product or deliverables, whether in whole or in part, shall be either solely created by employees of CSC during the ordinary course of the employee's employment with CSC, or by other persons who have executed and delivered a written agreement that completely conveys, assigns, and transfers to CSC, without reservation, all right, title and interest in and to the part or aspect of the CSC Work Product or deliverables thereof, created by such person and, in the case of such individuals, has also irrevocably waived in writing, in favour of CSC, all of his or her moral rights in respect of the CSC Work Product or deliverables or part thereof.

      (d) all Systems supplied by CSC and its subcontractors shall be transferred and/or assigned free and clear of all liens and encumbrances at the time of assignment to Successor.

      (e) unless CSC obtains Customer's prior written approval, any hardware sold, leased or otherwise supplied to Customer will be, manufactured from new or reconditioned parts and in good condition and repair provided that any transfer to Customer after use by CSC to provide the Services will not constitute a breach of this warranty.

      (f) CSC will use commercially reasonable efforts to obtain for Customer warranties as good as or better than the warranties obtained for other customers in similar circumstances and shall ensure that warranties are assignable and CSC will assign these warranties to Customer upon transfer of the items to Successor.

      (g) CSC shall not provide the Services using any hardware that is not approved by the Canadian Standards Association or comparable Ulc, cUL or cETL Standards, or any Systems that fail to comply with all applicable Canadian and United States regulations, including environmental, import and export regulations.

      (h) CSC and its Subcontractors shall comply with the Customer Data and System Security Policies as same are provided to CSC by Customer or by its Affiliates to whom CSC is providing Services under this Agreement or a Statement of Work.

      (i) CSC is under no current obligation or restriction, nor will it knowingly assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning the performance to be rendered hereunder or the rights and licenses granted herein.

      (j) CSC represents, warrants, and covenants that any services performed for Customer by CSC will be performed in a professional and timely manner and shall conform to the Service Levels, other specifications and requirements set out in this Agreement or any Exhibit. In addition, CSC, and all employees or permitted subcontractors, shall have all necessary training, skill, experience and competence required to perform and manage the Services in an efficient and cost-effective manner. Customer may not claim a breach of this warranty for any particular services more than ninety (90) days

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

            after those services are performed (unless otherwise agreed in a Work Assignment or Exhibit). Services that result in CSC Work
            Product will be deemed performed for purposes of this paragraph when
            CSC delivers that CSC Work Product to Customer. Customer must notify
            CSC within ninety (90) days of a breach of the foregoing warranty
            (unless otherwise agreed in a Work Assignment or Exhibit) in reasonable detail, thereupon CSC shall diagnose, analyze, and correct such breach within ninety (90) days of such notice (unless otherwise agreed in a Work Assignment or Exhibit). THIS SHALL BE
            CUSTOMER'S SOLE REMEDY FOR ANY SUCH BREACH OF THIS WARRANTY, TO THE
            EXCLUSION OF ALL OTHER REMEDIES, EVEN IF SUCH LIMITATION CAUSES THIS
            WARRANTY OR ITS REMEDY TO FAIL OF THEIR ESSENTIAL PURPOSES. HOWEVER,
            FAILURE BY CSC TO REMEDY A BREACH OF THIS WARRANTY, AS PROVIDED FOR
            IN THE PRECEDING SENTENCE, SHALL THEN CONSTITUTE A MATERIAL BREACH
            UNDER THIS AGREEMENT WHICH SHALL THEN ENTITLE CUSTOMER TO ALL RIGHTS
            AND REMEDIES OTHERWISE AVAILABLE TO CUSTOMER FOR A MATERIAL BREACH
            UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE REMEDIES
            AVAILABLE UNDER SECTION 8.

      (k) For each Software Product licensed hereunder, CSC represents, warrants, and covenants that, for the period that the Utilization and Support Exhibit related to that Software Product remains in effect, the Software Product (and its Releases) furnished to Customer shall conform substantially to the current published functional specifications contained in the Software Product's
            Documentation. Customer must notify CSC within ninety (90) days of a breach of the foregoing warranty (unless otherwise agreed in a Work
            Assignment or Exhibit) in reasonable detail, thereupon CSC shall diagnose, analyze, and correct such breach within ninety (90) days of such notice (unless otherwise agreed in a Work Assignment or Exhibit). THIS SHALL BE CUSTOMER'S SOLE REMEDY FOR ANY SUCH BREACH
            OF THIS WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, EVEN IF
            SUCH LIMITATION CAUSES THIS WARRANTY OR ITS REMEDY TO FAIL OF THEIR
            ESSENTIAL PURPOSES. HOWEVER, FAILURE BY CSC TO REMEDY A BREACH OF
            THIS WARRANTY, AS PROVIDED FOR IN THE PRECEDING SENTENCE, SHALL THEN
            CONSTITUTE A MATERIAL BREACH UNDER THIS AGREEMENT WHICH SHALL THEN
            ENTITLE CUSTOMER TO ALL RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO
            CUSTOMER FOR A MATERIAL BREACH UNDER THIS AGREEMENT INCLUDING,
            WITHOUT LIMITATION, THE REMEDIES AVAILABLE UNDER SECTION 8. Excluded from the foregoing warranty are any Customer-Specific Errors (as defined in the respective Utilization and Support Exhibit) and any incorrect processing results or other effects of limitations or incompatibility of the equipment, system software, previously-stored data, data exchanged with other programs, and other components of the computer system environment in which the Software Product is used. CSC shall have no responsibility as to such problems.

      (l) For each Software Product licensed hereunder, CSC represents, warrants, and covenants that, for the period that the Utilization and Support Exhibit related to the Software Product remains in effect, the Current Base System (as defined in the relevant
            Utilization and Support Exhibit) of the Software Product will not contain any Self-Help Code known to CSC other than as disclosed to Customer in writing at

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            the time the Release containing such Self-Help Code is delivered to
            Customer. Self-Help Code means any back door, time bomb, drop dead device, or other software routine designed and intended by CSC to disable a computer program automatically with the passage of time or transfer to another central processing unit. If Customer notifies
            CSC in reasonable detail of a breach of the foregoing warranties that occurred in the sixty (60) days prior to such notice (unless otherwise agreed in a Work Assignment or Exhibit), then CSC shall provide a Release conforming with this warranty as soon as reasonably possible but within ten (10) business days. THIS SHALL BE
            CUSTOMER'S SOLE REMEDY FOR ANY SUCH BREACH OF THIS WARRANTY, TO THE
            EXCLUSION OF ALL OTHER REMEDIES, EVEN IF SUCH LIMITATION CAUSES THIS
            WARRANTY OR ITS REMEDY TO FAIL OF THEIR ESSENTIAL PURPOSES. HOWEVER,
            FAILURE BY CSC TO REMEDY A BREACH OF THIS WARRANTY, AS PROVIDED FOR
            IN THE PRECEDING SENTENCE, SHALL THEN CONSTITUTE A MATERIAL BREACH
            UNDER THIS AGREEMENT WHICH SHALL THEN ENTITLE CUSTOMER TO ALL RIGHTS
            AND REMEDIES OTHERWISE AVAILABLE TO CUSTOMER FOR A MATERIAL BREACH
            UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE REMEDIES
            AVAILABLE UNDER SECTION 8.

      (m) For each Software Product licensed hereunder, CSC represents, warrants, and covenants that, for the period that the Utilization and Support Exhibit related to the Software Product remains in effect, the Current Base System (as defined in the relevant
            Utilization and Support Exhibit) of the Software Product will not contain any Unauthorized Code known to CSC. Unauthorized Code means computer instructions that alter, destroy or inhibit the Customer's processing environment, including, but not limited to, data storage and computer libraries. Unauthorized Code includes, but is not limited to, programs that self-replicate without manual intervention, instructions programmed to activate at a pre-determined time or upon a specified event, and programs purporting to do a meaningful function but designed for a destructive function. CSC further represents, warrants, and convenants that it shall take reasonable steps to test all Releases furnished to Customer for the presence of Unauthorized Code. The determination of "reasonable tests" shall be based on then current industry standards for testing for such Unauthorized Code on the applicable hardware platform. However, Customer may not use said
            Releases until Customer has similarly tested all Releases on Customer's computers after delivery. If Customer notifies CSC in reasonable detail of a breach of the foregoing warranties that occurred in the sixty (60) days prior to such notice (unless otherwise agreed in a Work Assignment or Exhibit), then CSC shall provide a Release conforming with this warranty as soon as reasonably possible but within ten (10) business days. THIS SHALL BE
            CUSTOMER'S SOLE REMEDY FOR ANY SUCH BREACH OF THIS WARRANTY, TO THE
            EXCLUSION OF ALL OTHER REMEDIES, EVEN IF SUCH LIMITATION CAUSES THIS
            WARRANTY OR ITS REMEDY TO FAIL OF THEIR ESSENTIAL PURPOSES. HOWEVER,
            FAILURE BY CSC TO REMEDY A BREACH OF THIS WARRANTY, AS PROVIDED FOR
            IN THE PRECEDING SENTENCE, SHALL THEN CONSTITUTE A MATERIAL BREACH
            UNDER THIS AGREEMENT WHICH SHALL THEN ENTITLE CUSTOMER TO ALL RIGHTS
            AND REMEDIES OTHERWISE AVAILABLE TO CUSTOMER FOR A MATERIAL

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            BREACH UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE
            REMEDIES AVAILABLE UNDER SECTION 8.

      (n) For each Software Product licensed hereunder, CSC represents, warrants, and covenants that, for the period that the Utilization and Support Exhibit related to the Software Product remains in effect, operation of the Licensed System in accordance with its Specifications will not be impaired by occurrence of dates of January 1, 2000 and later in program data, and that, within the range of dates supported by the Licensed System, arithmetic, comparison, sorting, day-of-week and day-of-year functions will produce expected results (including correct leap year calculations).
            If Customer notifies CSC in reasonable detail of a breach of the foregoing warranty that occurred in the sixty (60) days prior to such notice, then CSC shall provide assistance to diagnose, analyze, and correct such breach within a commercially reasonable period of time. THIS SHALL BE CUSTOMER'S SOLE REMEDY FOR ANY SUCH BREACH OF
            THIS WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, EVEN IF SUCH
            LIMITATION CAUSES THIS WARRANTY OR ITS REMEDY TO FAIL OF THEIR
            ESSENTIAL PURPOSES. HOWEVER, FAILURE BY CSC TO REMEDY A BREACH OF
            THIS WARRANTY, AS PROVIDED FOR IN THE PRECEDING SENTENCE, SHALL THEN
            CONSTITUTE A MATERIAL BREACH UNDER THIS AGREEMENT WHICH SHALL THEN
            ENTITLE CUSTOMER TO ALL RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO
            CUSTOMER FOR A MATERIAL BREACH UNDER THIS AGREEMENT INCLUDING,
            WITHOUT LIMITATION, THE REMEDIES AVAILABLE UNDER SECTION 8.

10.2  BY CUSTOMER.

      (a) Customer represents, warrants, and covenants that it is a corporation duly incorporated, validly existing and in good standing under the laws of Canada, or the laws of a country or state identified in an Exhibit or Work Assignment if an Affiliate; that it has all the requisite corporate power and authority to execute, deliver, and perform this Agreement and all Exhibits and Work
            Assignments attached hereto; that it has duly authorized execution, delivery, and performance of this Agreement and all Exhibits and Work Assignments attached hereto; it has or shall obtain and shall maintain any governmental license, authorization, or qualification required for it to perform this Agreement and all Exhibits and Work
            Assignments attached hereto; approval, authorization or consent of any governmental or regulatory authority shall be obtained for it to execute, deliver, and perform this Agreement and all Exhibits and Work Assignments attached hereto; and to its knowledge, there is no outstanding litigation, arbitrated matter or other dispute to which it is a party which, if decided unfavorably to it, would reasonably be expected to have a material adverse effect on the parties' ability to fulfill their respective obligations under this Agreement and all Exhibits and Work Assignments attached hereto.

      (b) Customer warrants that it has the right to permit CSC's personnel to use, for the purpose of providing services hereunder, all facilities, hardware, software, and services to which Customer provides CSC's personnel access.

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      (c)   Customer warrants that it has ownership, exclusive as to everyone but CSC, of all intellectual property assigned hereunder to CSC.

10.3  DISCLAIMER OF ALL OTHER WARRANTIES.

THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED,
INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OR CONDITIONS OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY REPRESENTATIONS,
WARRANTIES, OR CONDITIONS ARISING BY LAW OR FROM A COURSE OF DEALING, COURSE OF
PERFORMANCE, OR USAGE OF THE TRADE. The Software Products are complex and may contain some non-conformities, defects, or errors. CSC does not warrant uninterrupted or error-free operation or performance of the Software Products or services, that all non-conformities can or will be corrected, or that the Software Products will meet Customer's needs, expectations, or requirements.
There may be other warranties in Exhibits or Work Assignment to this Agreement.
However, no statement in this Agreement (including Exhibits and Work
Assignments) or any other document issued by a party is intended to be a warranty unless it expressly states it is a warranty. In entering into this Agreement, the parties have not relied on any conditions, representation, or warranties except as provided in this Agreement.

11.   INDEMNITIES

11.1  INTELLECTUAL PROPERTY INDEMNITY BY CSC.

If a third party makes a claim that a Software Product or a CSC Work Product licensed to Customer under this Agreement infringes an intellectual property or any other right of that third party, CSC will indemnify, hold harmless, and defend Customer against that claim at CSC's expense and pay all costs, damages, losses, liabilities, expenses, and attorneys' fees that a court awards, or that are provided for in a settlement approved by CSC. CSC shall have no liability for any claim which is based on: (a) a modification of the Software Product or CSC Work Product by anyone other than CSC (unless otherwise agreed to by CSC in a signed writing), (b) requirements or specifications or materials provided to CSC by or on behalf of Customer, unless the Software Product or CSC Work Product would still infringe the third party's intellectual property or other rights absent such requirements or specifications or materials, (c) use of the Software
Product or CSC Work Product other than in accordance with CSC's specifications and Documentation, or (d) use of the Software Product or CSC Work Product in combination with data, software, or hardware not provided by CSC, unless the Software Product or CSC Work Product would still infringe the third party's intellectual property or other rights if not used in such combination. If a claim of infringement is made or appears likely, CSC shall obtain the right for Customer to continue using the affected Software Product or the CSC Work Product or CSC may modify the Software Product or the infringing parts so that it is non-infringing, provided there is no change or reduction in the scope, quality, performance and functionality of the Software Product and provided such modification does not require a change in the platform on which the Software
Product is then running; or replace the Software Product or CSC Work Product with a substitute of equal or better quality provided there is no change or reduction in scope, quality, performance and functionality of the Software
Product or CSC Work Product and provide the replacement does not require a change in the platform on which the Software Product or CSC Work Product is then running . CSC shall perform any installation and testing required in respect of the foregoing, all at CSC's cost to ensure that the modification or replacement is performing in accordance with the applicable Exhibit or this Agreement. If
CSC determines that none of these options is reasonably available, CSC may cancel Customer's license

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for the affected Software Product or CSC Work Product upon paying Customer a refund equal to the license fee payable under the terms of the Agreement to CSC for the Software Product or CSC Work Product, less an amount equal to 10% of such license fee for each year since CSC delivered the Software Product. This, in addition to its indemnity obligations set out herein, are CSC's entire obligations to Customer regarding any claim of infringement.

11.2  INTELLECTUAL PROPERTY INDEMNITY BY CUSTOMER.

If a third party makes a claim that CSC's use of hardware and software which Customer provides to CSC infringes an intellectual property or other right of that third party, Customer will indemnify, hold harmless, and defend CSC against that claim at Customer's expense and pay all costs, damages, losses, liabilities, expenses, and attorneys' fees that a court awards, or that are provided for in a settlement approved by Customer. Unless otherwise agreed to by Customer in a signed writing, Customer shall have no liability for any claim which is based on: (a) a modification by CSC, or by a third party acting at the direction of CSC, of the hardware or software which Customer provides to CSC,
(b) requirements or specifications or materials supplied by CSC to Customer for the hardware or software which Customer provides to CSC, unless the hardware or software would still infringe the third party's intellectual property or other rights absent such requirements or specifications or materials, or (c) use of the hardware or software in a manner for which it is not intended. If a claim of infringement is made or appears likely, Customer may obtain the right for CSC to continue using the affected hardware or software, or Customer may modify or replace the hardware or software. If Customer determines that none of these options is reasonably available, Customer may cancel CSC's license for the affected hardware or software and CSC shall be relieved of any obligation dependent upon CSC's use of such hardware or software. This, in addition to its indemnity obligations set out herein, are Customer's entire obligations to CSC regarding any claim of infringement

11.3  TORT INDEMNITY BY CSC.

If a third party makes a claim that Customer is responsible for (a) bodily injury (including death) or damage to real property or tangible personal property (not including software or data) solely caused by the premises, negligence, gross negligence, or willful misconduct of CSC or its employee or contractor acting within the scope of employment or engagement or (b) a violation of labor or employment law or contract committed against CSC personnel by CSC, CSC will indemnify, hold harmless, and defend Customer against that claim at CSC's expense and pay all costs, damages, losses, liabilities, expenses, and attorneys' fees that a court awards, or that are provided for in a settlement approved by CSC. This is CSC's entire obligation to Customer regarding any such claim.

11.4  TORT INDEMNITY BY CUSTOMER.

If a third party makes a claim that CSC is responsible for (a) bodily injury
(including death) or damage to real property or tangible personal property (not including software or data) solely caused by the premises, negligence, gross negligence, or willful misconduct of Customer or its employee or contractor acting within the scope of employment or engagement or (b) a violation of labor or employment law or contract committed against Customer personnel by Customer, Customer will indemnify, hold harmless, and defend CSC against that claim at Customer's expense and pay all costs, damages, losses, liabilities, expenses, and attorneys' fees that a court awards, or that are provided for in a settlement approved by Customer. This is Customer's entire obligation to CSC regarding any such claim.

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11.5   INDEMNIFICATION PROCEDURES.

A party required to provide indemnification as set out above (the "Indemnifying
Party") will have no liability under this section unless the party entitled to indemnification (the "Indemnified Party") promptly notifies the Indemnifying
Party in writing of any claim or allegation that is subject to indemnification, and allows the Indemnifying Party to control, and cooperates with the Indemnifying Party in, the defense and settlement of the claim. The Indemnified
Party may, at its own cost and expense, monitor, through its attorneys or otherwise, such defense and settlement of such claim. No settlement of a claim shall require the payment of money by an Indemnified Party without the consent of the Indemnified Party.

11.6  DISCLAIMER OF OTHER INDEMNITIES.

THESE INDEMNITIES ARE IN LIEU OF ALL OTHER INDEMNITIES, EXPRESS OR IMPLIED,
INCLUDING (WITHOUT LIMITATION) ANY INDEMNITIES ARISING BY LAW OR FROM A COURSE
OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF THE TRADE.

12.   DAMAGES

12.1  EXCLUSIONS OF LIABILITY.

Under no circumstances will either party be liable for:

      (a) third-party claims against the other party for loss or damages, except as provided in Article 11 of this Agreement;

      (b) loss or damage to the other party's records or data, except to the extent caused by such party's breach of an obligation in an Exhibit or Work Assignment to provide backup or disaster recovery services;

      (c) consequential damages (including lost opportunity, profits, use, or savings) or incidental damages, even when advised of their possibility, or punitive damages; or

      (d) breaches of this Agreement, an Exhibit or Work Assignment that the breaching party has corrected within a reasonable period of time.

12.2  LIMITATION OF LIABILITY.

In the case of any claim by CSC against Customer related to this Agreement or any transaction under this Agreement, regardless of the basis of the claim, Customer's liability will be limited to actual loss or damage up to the aggregate consideration for the Software Products and services to which Customer's breach relates. In case of any claim by Customer against CSC related to this Agreement or any transaction under this Agreement, regardless of the basis of the claim, CSC's liability will be limited to the actual loss or damage caused by defects in:

      (a) a Software Product as delivered to Customer or the services for initial installation and implementation of the Software Product, up to the greater of $100,000 or the aggregate amount of the license fees payable by Customer to CSC for the Software Product and

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            services for its initial installation and implementation (excluding reimbursable expenses) under this Agreement;

      (b) an ongoing service (such as utilization, maintenance, enhancement, support, lease, processing, or administrative services), up to the greater of $100,000 or the aggregate amount paid by Customer to CSC for twelve months of the services immediately proceeding the occurrence of the claim (excluding reimbursable expenses) or, if the defect giving rise to such liability occurs in the first twelve months of an ongoing service, then the aggregate amount payable by Customer to CSC for the first twelve months of the service arrangement giving rise to the liability; and

      (c) any other services provided pursuant to a Work Assignment or group of Work Assignments related to a single project, up to the greater of $100,000 or the aggregate amount payable by Customer to CSC for the services (excluding reimbursable expenses) under the Work
            Assignment or group of Work Assignments.

For greater clarity, pursuant to Section 3.3, CSC is not liable for any modification or enhancement of any Software Product, or the compatibility of any software or service with such modification or enhancement performed by or on behalf of Customer. However, if any Software Product has been modified or enhanced pursuant to Section 3.3 and Customer sustains actual loss or damage caused by a defect in the Software Product that would have occurred if no modification or enhancement had been made to the Software Product, then the provisions of Section 12.2(a) shall control CSC's liability to Customer, if any.

12.3  EXCEPTIONS.

 The limitations of liability set out in Sections 12.1 and 12.2 shall not apply to

      a)    payments described in Section 11 of this Agreement;

      b) damage to real property and tangible personal property (not including software or data) caused by the negligence, gross negligence, or willful misconduct of the party or its employees or contractors; or

      c) breaches of a party's obligations related to confidentiality, assignment, use, or ownership of hardware or software licensed or provided under this Agreement, including, for greater clarity, either party's indemnity obligations under this Agreement.

12.4  ENFORCEMENT.

THE LIMITATIONS OF LIABILITY IN THIS SECTION WILL BE ENFORCED, EVEN IF ANY
EXCLUSIVE REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

13. CONFIDENTIALITY

13.1  CUSTOMER'S CONFIDENTIALITY OBLIGATIONS.

CSC Confidential Information: Customer understands that the Software Products
(including the program code, documentation, specifications, logic and design of the Software products) are

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confidential trade secrets of CSC, developed at great expense. Customer agrees to treat as confidential and keep secret the Software Products and any modifications, enhancements, or corrections to the Software Products (including the program code, documentation, specifications, logic, and design of the Software Products), and all information about CSC's internal affairs, business plans, and business practices (the "CSC Confidential Information") disclosed to Customer. Customer shall take precautions not less than those employed to protect Customer's own proprietary information to maintain the confidentiality of the CSC Confidential Information and in particular Customer agrees that it:

      (a) will disclose the Software Product and information about the Software Products only as follows:

            (i) to employees of Customer who have a legitimate need to know, who have been instructed to keep the Software Products confidential, and who have signed a written agreement obligating them to protect information Customer identifies as confidential;

            (ii) to Customer's auditors and governmental authorities responsible for examining Customer's affairs who have agreed in writing to keep the Software Products confidential; and

            (iii) to third parties providing products or services to Customer, but only after CSC, Customer, and the third party have signed a non-disclosure agreement ("NDA") in a form substantially similar to the NDA attached hereto as Appendix 1; provided, however, Customer agrees it shall not disclose any Software
                  Product to any entity that develops computer software that performs the same or similar functional capabilities as the Software Product ("Software Competitor"), and that is listed on Appendix 2 hereto without the prior written consent of CSC.
                  CSC shall have the right to update the Software Competitor list on Appendix 2 from time to time should CSC, in good faith, deem an entity to be a new Software Competitor.
                  Provided, further, that if Customer licenses a replacement software system from a Software Competitor, CSC agrees to disclose the record layouts formats for the Software Product to such Software Competitor that has first executed an NDA to enable Customer to convert the data processed on the Software
                  Product to a format compatible with the replacement software system. All information disclosed to such Software Competitor shall be used only to assist Customer in completing such data conversion and the original and all copies shall be returned to CSC upon conclusion of the data conversion project.;

      (b) shall safeguard any and all copies of the Software Products and any modifications, enhancements, or corrections to the Software
            Products, and any related documentation against any unauthorized disclosure;

      (c) will not allow any copies of the Software Products or related materials to leave its possession and control, and will supervise all access to the Software Products;

      (d) shall not disassemble the Software Products nor tamper with, bypass or alter its security features; and

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      (e)   shall take all necessary steps to ensure that the provisions of this
            Agreement are not violated by any person under its control or in its service.

13.2 CUSTOMER CONFIDENTIAL INFORMATION.

During the term of this Agreement, CSC may acquire, know, or have within its possession, confidential information of Customer, including without limitation, Customer's commercial and trade affairs, rating and underwriting rules and guidelines, the identity of clients, insureds and beneficiaries, claims, benefits, rates and agents, financial information, and business practices
("Customer Confidential Information"). CSC shall keep Customer Confidential
Information confidential using standards and procedures generally recognized in the industry as sufficient to protect such Customer Confidential Information and shall only use Customer Confidential Information in performing the "Services" under this Agreement as defined in Exhibits hereto. CSC shall not disclose
Customer Confidential Information to any third party without Customer's prior written permission except to CSC's (and its Affiliates') employees and CSC's subcontractors, their successors, agents and employees required to perform the Services as well as Customer's auditors and governmental authorities responsible for examining Customer's affairs. CSC agrees to obligate its employees and subcontractors and their successors and agents receiving disclosure to Customer
Confidential Information to confidentiality obligations substantially similar as those set forth in this Section 13.2.

13.3 EXCLUSIONS.

The confidentiality obligations herein shall not include information which:

            (i) is or becomes publicly available in the insurance and data industry through no act or omission of the receiving party;

            (ii) was in the receiving party's lawful possession prior to the disclosure and had not been obtained by such party either directly or indirectly from the disclosing party;

            (iii) is lawfully disclosed to the receiving party by a third party without restriction on disclosure;

            (iv) is furnished by the disclosing party to a third party in the insurance and data processing industry without restrictions on disclosure; or

            (v)   is independently developed by the receiving party.

The existence of a copyright notice will not cause, or be construed as causing any part of the Software Product to be a published copyrighted work or to be in the public domain.

13.4 CSC CONFIDENTIAL INFORMATION AND CUSTOMER CONFIDENTIAL INFORMATION ARE
COLLECTIVELY REFERRED TO HEREIN AS "CONFIDENTIAL INFORMATION."

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14. DEFAULTS

14.1 DEFAULT.

The occurrence of any one or more of the following events (each a "DEFAULT") shall constitute a material breach of this Agreement, but shall not be considered a Default if such occurrence is remedied prior to the expiry of the relevant notice period (if any) and the relevant cure period (if any) applicable to such event as hereinafter set out:

(a) a Party breaches any of its material duties, obligations or covenants contained in this Agreement, any Exhibit or Work Assignment and, to the extent such breach is capable of being remedied, such breach continues unremedied for thirty (30) calendar days following notice thereof from the non-breaching party to the breaching party;

(b) a party files a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, a party consents to any involuntary petition in bankruptcy or if a receiving order is given against such party under any bankruptcy law, or an order, judgment or decree is entered by any court of competent jurisdiction, upon the application of a creditor, receiver, trustee or liquidator of all or a substantial part of a party's assets, and the same has not been discharged or terminated without prejudice to the other party's rights under this Agreement within forty-five (45) calendar days;

(c)   in the case of CSC:

      (i) CSC fails to perform the Services in accordance with any of the Service Levels set out in any Exhibit or Work Assignment within any consecutive twelve (12) month period during the Term or any Renewal
            Term such that, in the reasonable opinion of Customer, the effect of such Service Level failure is detrimental to Customer and materially impacts the operations of Customer, and such failure is not cured within the relevant cure period (if any) specified in the Service
            Levels;

      (ii) repeated breaches of non-material provisions of this Agreement by CSC that Customer and CSC, acting jointly, determine have collectively had a material detrimental impact on Customer;

      (iii) there is a change in the financial condition, business or affairs of CSC that Customer and CSC, acting jointly, determine has a material and adverse effect on the ability of CSC to meet its obligations under this Agreement, any Exhibit or Work Assignment;

      (iv) there is a change in control of CSC in favour of a competitor of Customer or in favour of an entity with which Customer has previously terminated its relationship or whom Customer reasonably believes is not capable of providing the Services to meet Customer's objectives; and/or

      (v)   CSC ceases to carry on all or substantially all of its business.

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15. TERM AND TERMINATION

15.1 TERMINATION FOR CAUSE.

This Agreement will begin on the effective date stated on the signature page, and will continue as long as any license granted to Customer or any service arrangement between CSC and Customer remains in effect ("Term").

(a)   Customer may terminate any Exhibit or Work Assignment on at least sixty
      (60) days written notice in the event of Default by CSC or as may otherwise be expressly permitted by this Agreement, any Exhibit or Work
      Assignment.

(b) CSC may terminate any Exhibit or Work Assignment on at least sixty (60) days written notice, in the event of Default by Customer or as may otherwise be expressly permitted by this Agreement, any Exhibit or Work
      Assignment.

(c) Any termination by Customer due to CSC's default shall be without any penalty or termination fee whatsoever to Customer.

(d)   The parties' rights of termination of this Agreement, any Exhibit or Work
      Assignment are in addition, subject to Section l5.2(c), any other rights or remedies to which the parties may be entitled in law or equity.

(e) If Customer defaults in its payment obligations, except for non-payment of amounts properly disputed by Customer under Section 8.2, pursuant to an Exhibit or Work Assignment, CSC can terminate the Exhibit or Work
      Assignment pursuant to the procedures set forth herein without terminating this entire Agreement.

Upon termination of an Exhibit, Customer will return to CSC all Software Product code, Documentation, and materials licensed under such Exhibit and containing
CSC Confidential Information (and any copies thereof) in Customer's possession, or delete any copies of same from Customer's computers and data storage devices, and CSC will return all Customer data, files, and Customer Confidential
Information to Customer.

The provisions of this Agreement identified in Section 29 below, as well as any other provisions of this Agreement that expressly or by implication are intended to continue in force, shall survive termination of this Agreement, including, without limitation, indemnity, damages, confidentiality terms, tax payments, payment terms, and accrued payment obligations.

15.2 TERMINATION ASSISTANCE PERIOD.

Upon termination or expiration of an Exhibit, Work Assignment or this Agreement, the rights and obligations of the parties will continue until the Conclusion
Date, subject to the provisions of Article 16 and the Transition Plan.

15.3 BENEFIT OF AGREEMENT - REGULATORY CONTROL.

CSC shall continue to provide all Services as stipulated in this Agreement, including any Exhibit or Work Assignment, in the event that OSFI or any other regulator in the jurisdiction in which the Services are being received and provided takes control of Customer provided OSFI or such other regulator accepts and abides by all of the obligations hereunder. This Agreement, including

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
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

the license and software delivery provisions set forth herein, can be assigned to a third party as stipulated by OSFI or such other regulator and such assignment shall not be withheld provided: (i) the party is not a Competitor of CSC; (ii) the third party assumes all of the obligations of Customer pursuant to this Agreement; and (iii) such third party is, in CSC's reasonable opinion, competent to meet all of its obligations hereunder. In the event this Section conflicts with applicable law at the time OSFI or such other regulator takes control of Customer or assigns this Agreement to a third party, this Section will be modified to the extent necessary to comply with applicable law.

15.4 TERMINATION FOR CONVENIENCE.

Unless otherwise mutually agreed and stipulated in an Exhibit or Work Assignment, Customer shall have the unrestricted right, at any time during the Term, and in its sole discretion to terminate any Exhibit or Work Assignment entered into between the Parties hereunder for its convenience, and without cause, by providing CSC with at least one hundred and eighty (180) days prior written notice stating Customer's exercise of its right to terminate such Exhibit or Work Assignment for its convenience and the effective date of such termination. Any Termination for Convenience Fees payable for termination pursuant to this Section 15.4 shall be set out in each Exhibit or Work Assignment.

15.5 OTHER TERMINATION BY CUSTOMER.

Customer may terminate this Agreement, any Exhibit or Work Assignment in whole or in part, without prior notice to CSC, in the event that: (a) Customer is required to do so by OSFI or any other regulator of Customer or any of its Affiliates having jurisdiction; or (b) CSC has failed to comply with any requirements stipulated by an applicable regulatory authority within a stipulated time period falling within the scope of the Services, to Customer's and such regulatory authority's requirements. Any termination by Customer in such circumstances where CSC has failed to comply with any requirements stipulated by an applicable regulatory authority shall not require payment by Customer to CSC of any costs, penalties, liabilities or termination fees set forth in an Exhibit or Work Assignment to this Agreement.

15.6 NOTICE OF TERMINATION.

Any termination hereof shall be by written notice of the terminating Party to the other Party ("TERMINATION NOTICE"). Such Termination Notice shall set out:

      (a)   whether the termination is for convenience pursuant to Section 15.4;
            or

      (b) whether the termination is for cause, and if so, shall state the Default or other event pursuant to which termination may occur describing in reasonable detail, accuracy and completeness the specific nature and dates of the Default or other event.

15.7 DISPUTE ESCALATION.

No party shall be permitted to terminate this Agreement, any Exhibit, Work Assignment for cause unless and until any Dispute relating to the cause for termination has been escalated to the senior executive representatives of the parties in accordance with Article 17 hereof and such representatives have failed to resolve the Dispute.

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

16. TERMINATION ASSISTANCE

16.1 TERMINATION ASSISTANCE PERIOD.

Upon the expiration or termination of this Agreement, any Exhibit or Work Assignment for any reason, CSC will co-operate fully with and assist Customer and such other persons as Customer may designate so as to ensure the orderly resumption of the provision of Services to Customer and/or the transfer of the provision of some or all of the Services to one or more third party service providers ("SUCCESSOR"), without any material interruption in the provision of the Services. The parties shall use reasonable commercial efforts to allow Customer to accomplish the transfer or resumption of the Services as soon as reasonably practicable after the Termination Date, provided that the Termination Assistance Period shall end no more than one (1) year after the Termination Date (the "TERMINATION ASSISTANCE PERIOD").

16.2 INFORMATION AND DOCUMENTATION.

Within twenty (20) Business Days of receipt of notice of termination pursuant to
Section 15.6, CSC shall, subject to the provisions of Section 13.1(a)(iii), provide to Customer or a third party service provider designated by Customer, with reasonable access, electronic or otherwise, to business documentation and rules, data, system output, system interface, technical documentation descriptions of all Services Systems, technical information and technical descriptive documentation, and documentation of current configurations to the extent required to permit Customer or a third party service provider to assume control of the provision of Services and, a current listing and copies of all documented operational processes and procedures relating to the provision of the Services as are maintained by CSC.

In addition to the foregoing, CSC shall promptly answer all reasonable inquiries of Customer concerning the Services or the Services Systems, and provide such additional information and documentation as Customer may reasonably request in connection therewith. Notwithstanding any provision of this Agreement, the information and documentation provided pursuant to this Article may only be used in connection with the assumption of control and continued provision of the Services by Customer or a third party service provider. Customer may, subject to compliance with the provisions of Section 9.1(a)(iii), where applicable, disclose such information and documentation to agents or contractors of Customer or its Affiliates, including a third party service provider, for use solely for the benefit of Customer and its Affiliates under agreements in writing which require such persons to maintain all such information and documents in confidence and use same solely for the purpose of providing the Services to Customer and its Affiliates.

16.3 TRANSITION PLAN.

As soon as is practically possible after a Termination Notice, and in any event not later than thirty (30) days after a Termination Notice, CSC shall, in consultation with Customer and such other persons as Customer may direct, commence in good faith and with all reasonable diligence to develop, as part of the Termination Assistance Services, a transition plan (the "TRANSITION PLAN") to facilitate the achievement of the objectives set out in Section 16.1. Such plan shall set out in reasonable detail the specific tasks to be accomplished by each party and a schedule pursuant to which the tasks are to be completed and shall, at a minimum, provide for:

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

      (a) modifications to the Fees to take into account the planned reduction in Services and any increased or decreased costs associated with providing reduced Services over time; and

      (b)   the anticipated Conclusion Date.

The parties agree to provide to each other reasonably sufficient information to create the Transition Plan. The parties agree that they shall revise and update the Transition Plan:

      (a)   during the Termination Assistance Period; and

      (b) in the event that any Change implemented hereunder has, in the opinion of Customer acting reasonably, an impact on the Transition Plan.

16.4 CONTINUED PROVISION OF THE SERVICES.

CSC shall continue to perform the Services, and Customer will transition off the Services during such period or periods of time as specified in the Transition Plan, but, in any event, not later than the end of the Termination Assistance Period, on substantially the same terms and conditions as are applicable immediately prior to the termination or transfer of this Agreement, any Exhibit or Work Assignment. The times at which the Services (or portions thereof) are to be ceased to be provided by CSC shall be specified in the Transition Plan.

16.5 SYSTEMS.

CSC and Customer shall reasonably agree on the disposition of any Systems acquired by CSC for use in providing Services solely to Customer. In the event Customer had funded the acquisition of any such Systems, Customer shall have the option either to take title to and delivery of such Systems, or an assignment or sublicense of any applicable Software Product, in accordance with the Transition Plan or to set off against any payment required by this Agreement, any Exhibit or Work Assignment to be made to CSC in an amount equal to the book value calculated in accordance with GAAP or license fees of such System. All Systems owned by or licensed to Customer which are in the possession of CSC shall be returned to Customer in accordance with the Transition Plan.

16.6 TRAINING AND CONSULTING.

At the request of Customer from time to time, as part of the Termination Assistance Services (and at time and material charges in effect between the parties at such time), CSC shall provide training related to the Systems to be transferred to Customer or its designee hereunder and such other Systems agreed to be transferred, to Customer or such other persons as Customer may designate, and otherwise make knowledgeable persons reasonably available to respond to questions of Customer or its designee, so as to permit the orderly and efficient continuation of the Services by Customer or by such other person or persons as Customer may direct.

16.7  PAYMENT TO CSC FOR TERMINATION ASSISTANCE SERVICES.

In the event of the termination of this Agreement, an Exhibit or Work Assignment by Customer for convenience pursuant to Section 15.4 or upon the expiration of this Agreement, an Exhibit or

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
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

Work Assignment, CSC shall be paid the following for providing the Termination Assistance Services:

      (a) relative to CSC's Vantage One Suite of Software Products, payment of Fees set out in Schedule A for the continuation of the Services pursuant to Section 16.4 or at rates otherwise agreed upon by the parties in any such Exhibit or Work Assignment;

      (b) payment for out-of-pocket expenses incurred in the provision of media, copies of reports, documentation and the like required to be produced solely pursuant to this Article 16;

      (c) payment for the performance of the Termination Assistance Services, to the extent such services are not provided using resources funded through payment of the Fees set out in Schedule A, at CSC's time and materials rates in effect as of the date of expiration, or at such rates or fixed fee or fees as the parties may otherwise agree upon and set out in the Transition Plan; and

      (d) payment for any other material expenses, costs and fees that have been pre-authorized by Customer.

16.8  MITIGATION OF COSTS.

The parties shall use their commercially reasonable efforts to mitigate all costs in connection with the termination of this Agreement, any Exhibit or Work Assignment and the performance of the obligations under this Article 16, including costs in connection with preparation and implementation of the Transition Plan and the transfer or disposition of assets contemplated thereunder.

17.   DISPUTE RESOLUTION

17.1  GOOD FAITH.

The Parties shall, in good faith, use their reasonable efforts to co-operate and work together to preserve the intentions and mutual benefits contemplated by this Agreement, any Exhibit or Work Assignment and to ensure the effective and efficient performance of their respective terms and conditions.

17.2  DISPUTE RESOLUTION PROCEDURES.

Any dispute, controversy or claim between CSC and Customer relating to this Agreement, any Exhibit or Work Assignment or the matters contemplated hereunder (a "DISPUTE") shall be resolved in accordance with the Dispute Resolution Procedures set out in Schedule H.

17.3  CONTINUATION OF SERVICES.

CSC acknowledges that the provision of the Services (including during any post-termination period) under this Agreement, any Exhibit or Work Assignment is critical to the business and operations of Customer. Accordingly, in the event of any Dispute hereunder, CSC covenants that it shall continue to provide the Services in accordance with the terms hereof, and Customer

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

agrees that it shall continue to pay all Fees in accordance with the provisions under this Agreement, An Exhibit or Work Assignment pending determination of the Dispute.

18.   FORCE MAJEURE

      (a) No party shall be liable for a failure or delay in the performance of its obligations pursuant to this Agreement, an Exhibit or Work Assignment including a failure or delay of CSC in respect of the provision of the Services, provided that such failure or delay:

            (i)   could not have been prevented by reasonable precautions;

            (ii) cannot reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans or other means; and

            (iii) such failure or delay is caused, directly or indirectly, by
                  Fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the jurisdiction where the Services are being received and provided, or any other causes beyond the reasonable control of such party,

(each, a "FORCE MAJEURE EVENT"). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of those of its obligations pursuant to this Agreement affected by the Force Majeure Event only for so long as:

            (iv) such Force Majeure Event continues and for so long after as the affected party may reasonably require to alleviate the effect of the Force Majeure Event; and

            (v) such party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay.

      (b)   The party delayed by a Force Majeure Event shall:

            (i) immediately notify the other Party by telephone (to be confirmed in writing within five (5) days of the inception of such delay) of the occurrence of a Force Majeure Event, and

            (ii) describe in reasonable detail the circumstances causing the Force Majeure Event.

      (c) If a Force Majeure Event affects CSC's provision of the Services to an extent that, in Customer's determination, acting reasonably and in good faith, materially and detrimentally affects Customer's business for more than two (2) consecutive days or more than two (2) days in any ten (10) day period, then Customer may either:

            (i) procure such Services from an alternate provider or provide such Services internally until CSC is able to provide the Services; or

            (ii) terminate this Agreement by providing CSC with a written notice of termination.

      (d) If CSC fails to provide the Services in accordance with an Exhibit, Work Assignment or this Agreement due to a Force Majeure Event, the Fees will be adjusted in a manner such that Customer is not responsible for the payment to CSC of any Fees for Services that CSC fails to provide. Where Services are partially performed or provided, the Fees

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            for the period of the Force Majeure Event will be adjusted on an equitable basis taking into account, among other things, the length and level of the Service degradation.

19.   TAXES

INTENTIONALLY DELETED.

20.   ASSIGNMENT

Neither party may transfer, whether by assignment, sublicense, merger, consolidation, operation of law, or otherwise, any rights or obligations under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld. The consent to any particular assignment shall not constitute consent to further assignment. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. Any transaction in contravention of this Section shall be null and void.

21.   GOVERNING LAW AND LANGUAGE

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without respect to principles regarding conflicts of law, and shall benefit and be binding upon the parties hereto and their respective successors and assigns. The parties hereto hereby irrevocably submit to the jurisdiction of any United States district court in the State of Delaware or any court in the State of Delaware, and any appellate court from any thereof, in any action, suit or proceeding brought against them in connection with this Agreement, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such State court or, to the extent permitted by law, in such federal court. the parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts. Recipient hereby attorns and submits to the jurisdiction of the courts of the State of Delaware. Because the parties agree that this contract is not a contract for the sale of goods, this Agreement shall not be governed by any codification of Article 2,2A, or 2B of the Uniform Commercial Code, the Uniform Information Transactions Act (as amended or adopted from time to time), or any reference to the United Nations Convention on Contracts for the International Sale of Goods. Customer agrees that the Software Products are protected under the copyright laws of the United States and of the Berne Convention. All communications between the parties, and all Documentation and other materials, will be in English. Unless otherwise stated in an Exhibit or Work Assignment executed hereunder, all monetary amounts are in U.S. dollars and it is the responsibility of Customer to timely obtain U.S. dollar funds, freely payable to CSC, to meet the obligations Customer has assumed hereunder.

22.   NON-HIRE

During the term of this Agreement and for one year after its termination, neither party shall hire or enter into a contract for the services of an employee, independent contractor, or former employee or

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independent contractor of the other party without first obtaining the other party's written consent, except for former employees or independent contractors whose employment or engagement has been terminated for over six (6) months.

23.   ENTIRE AGREEMENT

This Agreement, including any Exhibits, Work Assignments, and written amendments expressly made a part of this Agreement, states the entire understanding between CSC and Customer concerning the subject matter of this Agreement, and supersedes all prior oral and written communications. No amendment to this Agreement shall be effective unless it is in writing and signed by both parties. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof. No waiver of any breach of any provision of this Agreement shall be effective unless made in writing.

24.   INDEPENDENT CONTRACTOR

All employees of CSC performing services hereunder for Customer shall be under the exclusive direction and control of CSC and shall not be considered employees or agents of Customer. CSC shall be an independent contractor as to Customer and shall have authority to control and direct the performance of all services.

25.   COUNTERPARTS

The signatures of the parties need not appear on the same copy of this Agreement, so long as each party signs at least one copy of this Agreement and the copies contain the same terms. The parties agree that an Exhibit, Work Assignment or this Agreement may be executed by facsimile transmission and that the reproduction of signatures by facsimile or similar device shall be treated as binding as if originals and each party agrees and undertakes to provide the other party with a copy of the Agreement bearing original signatures forthwith upon demand by the other party.

26.   NOTICES

Any notice, request, instruction or other communication at any time hereunder required or permitted to be given or furnished by either party hereto to the other shall be deemed sufficiently given or furnished if in writing and actually delivered to the party to be notified at the address stated in this Agreement. Either party may change its address for notice by written notice to the other party.

27.   CONSTRUCTION

The headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word "including" and similar constructions (such as "for example", "such as", and "e.g.") shall mean "including, without limitation," throughout this Agreement. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the

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extent to which the party or its professional advisors participated in the preparation of this Agreement.

28. SEVERABILITY

If any provision of this Agreement is held to be unenforceable, all other provisions will nevertheless continue in full force and effect.

29. EXPORT CONTROLS

Customer shall promptly cooperate with CSC as reasonably necessary to comply with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data. Customer shall not export or re-export directly or indirectly (including via remote access) any part of the Software Products (including any CSC Confidential Information) to any country for which a validated license is required for such export or re-export (or the export or re-export is prohibited or otherwise restricted) under the United States export laws. Customer shall further, at all times, maintain itself in compliance with any applicable requirements of U.S. export control laws, including all restrictions imposed on end users of the Software Products. Customer shall be responsible for obtaining all permits or registrations required by any governmental body or regulatory agency for the import and use of the Software Products into any other country in which Customer is permitted to use the Software Products, for Customer to make payments under this Agreement, for this Agreement to be enforceable in any country in which this Agreement must be registered, for CSC to perform services under this Agreement, or for Customer personnel to attend training provided by CSC. If a translation of this Agreement is required, Customer will provide the translation at no cost to CSC.

30. THIRD PARTY BENEFICIARIES

Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Customer and CSC.

31. COVENANT OF FURTHER ASSURANCES

Customer and CSC covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of Customer and CSC shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

32. AUDITS OF RECORDS AND DATA RELATIVE TO EXHIBITS FOR OUTSOURCING SERVICES

32.1 CSC AUDIT OBLIGATIONS.

(a) CSC is required to maintain a competent and independent audit function to assess internal controls over its environment and compliance with all CSC's internal security and information technology policies, plans and procedures that relate to the Services and CSC's performance of this Agreement. Audit reports and the audit function will be separately conducted for each jurisdiction or Statement of Work unless specified otherwise in a Statement of Work.

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(b)   CSC will provide Customer with a summary of any control issues, and associated corrective action plans, identified through any internal controls and security audits performed by CSC's internal audit staff or a third party regarding the Services, the Service Levels or Fees.

32.2  CUSTOMER ACCESS RIGHTS.

CSC must give Customer and its Personnel (including internal and external auditors and advisers) reasonable access at all reasonable times and on reasonable notice to:

      (i) Customer Data and Customer Confidential Information in the possession or control of CSC;

      (ii) any Data Centre at which or from which CSC or its Subcontractors supplies the Services;

      (iii) CSC Personnel for the purposes of obtaining information in relation to this Agreement; and

      (iv) CSC's Services Systems, data, accounts, documents and records relating to the Services, if Customer has a license under an Exhibit hereto for the same,

in order to enable Customer to audit CSC's compliance with this Agreement and to enable Customer to meet applicable contractual, regulatory and internal management requirements. For greater certainty, at no time will CSC be expected to provide access to any confidential information of other CSC customers that may be located at the same Data Centre(s).

32.3   RIGHT TO AUDIT.

CSC agrees to assist Customer in meeting Customer's audit and regulatory requirements. Customer and their respective internal and external professional advisors and regulators, will have the right from time to time to conduct audits of CSC and any Subcontractor or service provider thereof that provides services relating to the Services. Without limiting the generality of the foregoing, such audits may include:

      (i) audits of the CSC Services System used, and practices and procedures followed in providing the Services, including disaster recovery and backup procedures;

      (ii) audits of the use of any hardware, software, equipment and materials licensed or leased by a third party to Customer or CSC and used to provide the Services;

      (iii) audits of the integrity of the Customer Data and Customer Confidential Information;

      (iv) any process or action that impacts on the integrity of the Customer Data and Customer Confidential Information;

      (v) audits of general controls, practices and procedures in respect of compliance with security, privacy and quality management systems used in respect of the Services;

      (vi) penetration testing on the CSC Services System as required to demonstrate compliance with regulatory and security requirements;

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

      (vii) audits of Service Levels and performance standards data, supporting information and calculations;

      (viii) audits of amounts charged to Customer, including Fees, Termination for Convenience Fees, Pass through Expenses, Taxes and calculations and their methodologies related thereto;

      (ix)  audits of CSC's performance of any or all of the Services;

      (x)   audits of the efficiency and effectiveness of the CSC Services
            Systems;

      (xi) audits of compliance with Applicable Laws and other requirements set forth in this Agreement, including without limitation, health, safety, privacy and environmental laws and requirements; and

      (xii) audits of compliance with this Agreement, including without limitation, all confidentiality and privacy obligations.

32.4 CSC ASSISTANCE.

For the purpose of complying with this clause, CSC must give Customer and its Personnel any assistance they reasonably require. Customer and its Personnel will comply with CSC's reasonable security requirements.

32.5 SUBCONTRACTORS.

CSC must ensure that each of its Subcontractors gives Customer and its Personnel the same rights and agrees to fulfil the same obligations to Customer as set out in this clause.

32.6 CSC AUDITING.

(a) On an annual basis, CSC must commission, and Customer agrees to participate in the costs commensurate with the other receiving customers, an independent and comprehensive audit of CSC's operations, controls and procedures used in the performance of the Services by a suitably qualified, independent auditor approved by Customer.

(b) The audit must be conducted in accordance with SAS70 with a Type 2 SAS 70 report. Customer has the right to review and approve or amend, as necessary, any audit plan and the CSC must ensure Customer receives a copy of the report. CSC must ensure that working papers relating to any such audit will be made available to Customer and/or its regulators for review upon request.

(c)   CSC must provide to Customer:

      (i) a complete copy of the audit report within 20 Business Days of the conclusion of each annual audit; and

      (ii) a detailed plan and schedule of the steps to be undertaken by CSC to rectify any problems and/or implement any recommendations specified in the report.

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

(d) CSC must promptly take corrective action to rectify any problems identified in CSC's annual audit report, which could reasonably be expected to have an adverse effect on CSC's ability to perform the Services in accordance with this Agreement.

(e) The cost of the audits shall be shared commensurately by Customer with all other customers receiving the benefit of such audits, and all action taken by CSC to remedy the problems identified by the audit is to be borne by CSC.

32.7 COOPERATION IN AUDIT.

(a) CSC will ensure that its internal and external auditors co-operate and consult with the auditors performing audits by or on behalf of Customer and their respective advisors and regulators.

(b) The parties agree that they will work together to ensure there is minimal disruption to the Services or CSC's business as a result of compliance with this Article 32.

(c) All audits reports or summary of control issues provided under Section 32.1(b) shall be provided in English and a second language if specified in an Exhibit or Work Assignment. To the extent Customer requests an audit report in a language other than English, for a particular jurisdiction, CSC agrees to provide such report at additional costs to Customer.

32.8 COSTS.

Customer will bear the costs of appointing an internal or external auditor to conduct any audits in accordance with this Section.

32.9 RESPONSE TO AUDIT RESULTS.

(a) The parties shall develop and follow procedures for the sharing of audit and regulatory findings and reports related to the provision or receipt of the Services. CSC agrees to respond in writing to any observations made by any audit, including any audit undertaken by Customer, and their respective professional advisors and regulators, or CSC's internal or external auditors, and to complete and communicate in writing to Customer and the appointed auditor (if applicable) a plan for resolution of the matter(s) identified to be completed, at CSC's cost, within the period of time as requested by Customer or the auditor as applicable.

(b) Subject to the approval of Customer, CSC shall at its own cost and expense diligently rectify all shortcomings identified in the course of an audit provided such rectification is restricted to activities within the scope of the Services. To the extent that the required rectification related to activities and responsibilities not assumed by CSC as part of the Services, such rectification shall be subject to the Change Request Process.

32.10 RECORD RETENTION.

In respect of each record, document or invoice, CSC shall, until the later of the expiration or termination of an Exhibit or Work Assignment and a period of 7 years or such period required by Applicable Laws from the end of the applicable tax year in which such record, document or invoice is generated:

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

(a) maintain complete and accurate records of, and supporting documentation for, invoices submitted to Customer and all payments made by Customer, in accordance with generally accepted accounting principles applied on a consistent basis;

(b)   maintain complete and accurate records of all:

      (i)   Service Levels and performance reports and measurements;

      (ii)  employee records;

      (iii) records showing the extent of shared use of any CSC Services System;

      (iv) dispositions, upgrades and modifications to the CSC Services Systems; and

      (v) relevant financial records (except records disclosing costs of providing Services other than costs to be reimbursed by Customer); and

(c) provide Customer, and their respective auditors and regulators, with documentation and other information as may be reasonably requested to verify the accuracy and compliance with the provisions of this Agreement.

33. DATA AND PRIVACY

33.1 OWNERSHIP OF DATA.

The Customer Data is and shall remain the sole and exclusive property of Customer and/or its Affiliates, as applicable. CSC acknowledges that the Customer Data is the sole and exclusive property, and the Confidential Information of, Customer. Customer hereby grants to CSC, during the Term, a royalty-free, non-transferable and non-exclusive licence to use the Customer Data solely as permitted by an Exhibit, Work Assignment or this Agreement and for the purposes of, and only to the extent necessary for, the provision of the Services to Customer.

33.2 USE OF DATA.

CSC shall use the Customer Data solely for the purpose of providing the Services and no other purpose, including its own internal business purposes that are unrelated to the provision of the Services to Customer. CSC covenants that it shall not, except as expressly permitted hereunder, disclose or otherwise permit any third party to use, read or otherwise gain access to the Customer Data.

33.3 DATA PROTECTION.

Subject to CSC's specific obligations set forth in Schedule B, CSC shall ensure that all Customer Data, where applicable, is maintained, accessed and transmitted in a secure environment. CSC and Customer are each responsible for, fully complying with any and all obligations applying respectively to them under applicable laws that are applicable to data protection and personal information protection laws ("PRIVACY LAWS") governing Customer Data, for advising each other of any changes in such Privacy Laws and recommendations for continued compliance. For greater certainty, CSC agrees that it shall provide Customer with all reasonable assistance requested by and do all things reasonably requested by Customer in the performance of the

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

Services to assist Customer to comply with Privacy Laws.

33.4 TRANSBORDER DATA FLOWS.

In the event that CSC is provided with custody of Customer Data for the purposes of providing Services under an Exhibit, Work Assignment or this Agreement, CSC agrees that all Customer Data shall remain at designated CSC Sites and CSC may not transfer any Customer Data, including to its Affiliates and/or any permitted subcontractors, outside the designated CSC Sites without prior written notice to Customer or where applicable, compliance with Applicable Laws. As between CSC and Customer, Customer shall not, in any manner or to any extent whatsoever, be liable or responsible for any use or transmission of Customer's Data outside any jurisdiction in which Services are provided without the prior written consent of Customer.

33.5 DATA RETRIEVAL AND RETURN.

Where CSC does, for any reason, have custody of Customer Data, Customer shall be permitted access to Customer Data at all times, which access shall not be unavailable or restricted except where such limitations on access are required by previously documented security requirements or by a period of repair or maintenance provided for in the Customer Agreement. CSC shall at the request of Customer at any time or on termination or expiration of the Agreement, including any Exhibit or Work Assignment, as the case may be, promptly return to Customer, in the format or formats and on the media mutually agreed upon by Customer and CSC, all Customer Data in the custody of CSC or such portion of it as has been requested by Customer. If and to the extent CSC's return of such Customer Data would prevent CSC form performing any Services hereunder, CSC's obligation to provide the Services so affected shall be temporarily suspended until such time as Customer restores access to such Customer Data to CSC or makes other accommodating arrangements.

33.6 INTENTIONALLY DELETED.

34. BUSINESS RECOVERY PLAN RELATIVE TO EXHIBITS FOR OUTSOURCING SERVICES

A business recovery plan specific to Customer has been developed, implemented and previously reviewed and approved by Customer (the "Business Recovery Plan"). The Business Recovery Plan will be maintained by CSC during the term of all Exhibits subject to OSFI. The cost of this Business Recovery Plan is included within terms of the relevant Exhibit(s). CSC will follow the Business Recovery Plan in conjunction with any recovery plan processes of CSC outlined within its existing procedures. If in the reasonable opinion of Customer or its regulators or auditors, any such Business Recovery Plan is insufficient to minimize the uninterruption of the provision of service, CSC shall make and implement such amendments to such plan as are agreed to by both parties in writing and all additional costs shall be borne by Customer, unless otherwise agreed to in writing executed by authorized representatives of both parties. CSC shall establish and implement the Business Recovery Plan as required to minimize the uninterruption of the provision of service to Customer and to prevent the loss of Customer Confidential Information. CSC agrees that Business Recovery Plan will be reviewed and tested at least annually and that Customer shall be provided with the opportunity to participate in such testing and to review documented results of such testing."

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

35. OUTSOURCING

CSC acknowledges that Customer currently outsource, and may continue to outsource, its information technology systems and infrastructure to third party service providers. Nothing in this Agreement is intended to limit or otherwise affect Customer's outsourcing arrangements or right to outsource its information technology systems and infrastructure. For greater clarity, Customer shall have the right, subject to compliance with the provisions of Article 13.1(a)(iii) herein, to outsource the hosting of Software Products licensed to Customer under an Exhibit or this Agreement and to have such third party outsourcer provide the Services that are currently being provided by CSC.

36. SURVIVAL

Those provisions of this Agreement that by their terms survive, or by their nature are intended to survive the termination of this Agreement will survive any termination hereof and remain in full force and effect.

(The remainder of this page is intentionally left blank.)

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

                                   APPENDIX 1

                                     TO THE

                             CSC CUSTOMER AGREEMENT

                                 BY AND BETWEEN

                         COMPUTER SCIENCES CORPORATION

                                      AND

                    THE MANUFACTURERS LIFE INSURANCE COMPANY

NON-DISCLOSURE AND NON-USE AGREEMENT FOR CONSULTANT TO CUSTOMER

COMPUTER SCIENCES CORPORATION ("CSC"), _____ ("Customer"), and _____ ("Consultant"), hereby enter into this Non-Disclosure and Non-Use Agreement ("Agreement"), which shall be effective, after signature by Customer and Consultant, upon execution by CSC (the "Effective Date"):

1. RECITALS

Customer is a licensee or prospective licensee of all or part of the following computer software products: _______ (collectively, the "Software Products"). Consultant acknowledges that the Software Products (including the program code, specifications, logic, design, ideas, techniques, know-how and procedures contained or revealed in any of the foregoing), all related documentation, any information about the Software Products (tangible or intangible, machine or human readable), and the terms of this Agreement (collectively the "Confidential Information") are confidential and proprietary trade secrets of CSC or its licensors. Consultant wishes to have access to Confidential Information and use the Software Products in order to perform the following services for Customer (the "Services").

[GENERALLY DESCRIBE THE SERVICES TO BE PERFORMED. HERE ARE SOME EXAMPLES OF SERVICES DESCRIPTIONS:

Consultant will create and test a modified version of the Software Products in order to cause them to [DESCRIBE THE MODIFICATION'S FUNCTIONALITY].

Consultant will provide general consulting and modification services to the Software Products, which may include interfacing with other software.

Consultant will create interfaces between Customer's licensed copy of the Software Products and the software known as [NAME OF SOFTWARE ON THE OTHER END OF THE INTERFACE]. For this purpose, Consultant's access shall be limited to the [CHOOSE ONE OR MORE: "application programming interfaces described in the documentation for", "copybooks that are part of, OR "extract files produced by"] the Software Products.

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

Consultant will convert Customer's data between the Software Products and the software known as [NAME OF SOFTWARE ON THE OTHER END OF THE CONVERSION] For this purpose, Consultant's access shall be limited to the [CHOOSE ONE OR MORE:
"application programming interfaces described in the documentation for" "copybooks that are part of" OR "extract files produced by"] the Software Products.

Consultant will evaluate the Software Products for Customer's internal use. For this purpose, Consultant's access shall be limited to examining any materials provided by CSC for the purpose of such evaluation and the Software Products' documentation, reports, and screens.]

2. LICENSE (MODIFICATION PERMITTED)

CSC grants Consultant a non-exclusive, non-transferable, personal term license to use copy, modify, access, and record the Software Products and the Confidential Information, but only at Customer's premises, only to the extent that such are disclosed by Customer or CSC to Consultant, and only as reasonably necessary to provide the Services to Customer. Consultant's permitted use of the Software Products and the Confidential Information is "AS IS" and without warranty of any kind.

3. LICENSE (MODIFICATION NOT PERMITTED)

CSC grants Consultant a non-exclusive, non-transferable, personal, term license to use, copy, access, and record the Software Products and the Confidential Information, but only at Customer's premises, only to the extent that such are disclosed by Customer or CSC to Consultant, and only as reasonably necessary to provide the Services to Customer. Consultant's permitted use of the Software Products and the Confidential Information is "AS IS" and without warranty of any kind. Consultant shall not perform any modification to the Software Products.

4. PERMITTED DISCLOSURES

CSC consents to the disclosure by Customer to Consultant of such Confidential Information as is reasonably necessary for Consultant to perform the Services. Consultant may disclose the Confidential Information to its own employees and to employees of Customer as reasonably necessary in performing the Services for Customer. Consultant and its employees shall not otherwise disclose, whether written or oral or permit access to any Confidential Information to anyone other than such employees of Consultant and Customer.

5. CONFIDENTIAL RELATIONSHIP

Any disclosures of Confidential Information to Consultant shall be made and received in the strictest confidence. Before disclosing any Confidential Information to its employees, Consultant shall instruct its employees to comply with the terms of this Agreement. Consultant and Customer shall take all appropriate action, whether by supervision, instruction, agreement or otherwise, to ensure the protection, confidentiality and security of any Confidential Information in Consultant's possession.

6. NON-HIRE

Consultant acknowledges that the foregoing assurances are a condition precedent of its access to the Software Product hereunder. Consultant agrees not to hire any of CSC's employees that have participated in developing, enhancing, maintaining or servicing the Software Products during the

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

term of the license granted in Section _ above, and for one (1) year following its termination. Consultant stipulates and agrees that during the term of this Agreement, and as long as any Confidential Information disclosed to Consultant remains confidential, assigning Consultant's personnel receiving disclosure of the Software to develop or service computer software programs in a manner that in any way whatsoever violates or infringes upon the intellectual property rights of CSC and/or its licensors with respect to such disclosed Software, including without limitation their copyright, patent, trade secret, or any other proprietary rights in the Software Products will constitute adequate evidence that Consultant did not exercise sufficient care in protecting CSC's Software Products from unauthorized use or disclosure.

7. TITLE

Without further consideration, Consultant assigns to CSC all right, title,and interest (including moral rights) in and to all work product that Consultant prepares in performing Services for Customer and that either is a derivative work or copy of any part of the Software Product or their documentation or incorporates any Confidential Information. Customer hereby consents and agrees to the terms and conditions of this Section. Such assignments shall be effective irrevocably as of the creation of such work product, which shall be considered part of the Software Product or Confidential Information under this Agreement as of such time. Consultant further agrees to perform, upon the request of Customer or CSC during or after the term of this Agreement, any further acts as may be necessary or desirable to transfer, perfect and defend CSC's ownership of such work product. To the extent that Customer would obtain any rights in conflict with the foregoing assignment (whether by contract, assignment, or operation of law), Customer waives such rights in favor of CSC. CSC grants to Customer a non-exclusive license to use any such work product that Consultant delivers to Customer. The license is granted on the same terms and conditions as Customer's license to the Software Product related to the work product, except that CSC DISCLAIMS ANY WARRANTY OR INDEMNITY WHATSOEVER CONCERNING THE WORK PRODUCTS, INCLUDING THE WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE WORKMANLIKE PERFORMANCE, TITLE, AND NON-INFRINGEMENT. CSC reserves all rights not expressly granted to Consultant or Customer herein.

8 EXCEPTIONS

Confidential Information does not include any information which (a) is rightfully known to Consultant without restriction on disclosure or use prior to disclosure to Consultant by CSC or Customer; (b) becomes publicly known in the software industry through no wrongful act of Consultant, excluding information contained in patents pending or issued, other than patents, if any, which are disclosed hereunder; or (c) is approved for release by written authorization of CSC. The existence of a copyright notice will not cause, or be construed as causing, any part of the Software Product to be a published copyrighted work or to be in the public domain.

9. NON-USE

Consultant agrees not to, and this Agreement does not license Consultant to, (a) copy or record any Confidential Information except as reasonably necessary in performing the Services for Customer, (b) use or access any Confidential Information for any purpose other than providing the Services to Customer (such as providing similar services to other licensees of the Software Product), (c) remove any materials containing Confidential Information from Customer's premises or (d) modify, enhance, reverse engineer, delink, disassemble, or decompile any Software Product disclosed to Consultant in object code only.

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
10.   REMEDIES

During normal business hours, CSC may enter upon the premises of Customer and Consultant and inspect documents, data, and software in order to review compliance with the provisions of this Agreement. Consultant agrees that it is fully responsible for the actions of its employees with respect to the Confidential Information. Customer and Consultant agree to indemnify CSC and its licensors for any damages, costs or expenses (including court costs and reasonable attorneys' fees) suffered as a result of any breach of this Agreement by Consultant. Customer and Consultant agree that, in the event of breach or threatened breach of this Agreement, CSC may seek injunctive or equitable relief without the necessities of posting bond or proving that it has no adequate remedy at law. The parties' addresses for purposes of notice and service of process are as set out over their respective signatures below. CSC's licensors may directly enforce the terms of this Agreement as express third party beneficiaries hereto to the extent of such licensors' interest in the Software Product or Confidential Information.

11.   WARRANTY

Consultant warrants that it has the right to provide the services described herein and that the provision of such services will not result in the infringement of the rights of third parties. Consultant shall defend CSC, at Consultant's sole cost and expenses, against all claims arising from such actual or alleged infringement. Consultant shall fully indemnify CSC for any of CSC's liabilities, costs or expenses (including, but not limited to any attorney's fees or related court costs) arising from Consultant's breach of any of Consultant's obligations delineated in this Agreement.

12.   TERM

The licenses and consent that CSC grants by this Agreement shall terminate on the earliest of (a) Consultant's completion of the Services, (b) Consultant's material breach of this Agreement or any other agreement intended to protect CSC's proprietary information, or (c) termination or expiration of Customer's license to the Software Product to which the Services relate. Consultant shall have no access to Confidential Information after such date. Within ten (10) days after such date, Consultant shall destroy or deliver to Customer all copies or records of Confidential Information in Consultant's possession. Consultant's obligations under this Agreement shall survive termination of this Agreement and shall continue as long as any Confidential Information disclosed to Consultant remains confidential; provided, however, Consultant's obligations under this Agreement shall continue if Confidential Information enters the public domain by way of a violation of Consultant's obligations under this Agreement.

13.   ASSIGNMENT

Neither Customer or Consultant may assign, sublicense, or otherwise transfer, voluntarily, by operation of law or otherwise, any rights or obligations under this Agreement, except with CSC's prior written consent, which consent may be withheld at the discretion of CSC. Any transaction in violation of this Section shall be null and void.

14.   INTERPRETATION

This Agreement shall be governed by the internal laws of the State of South Carolina, United States of America, exclusive of choice of law principles, its codification of Article 2, 2A, or 2B of the

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

Uniform Commercial Code, and any reference to the United Nations Convention on the International Sale of Goods. The Software Product and their documentation are copyrighted works protected by the United States Copyright Act and the Bern Convention. No amendment to this Agreement shall be effective unless it is in writing and signed by all parties. If any provision of this Agreement is held to be unenforceable, all other provisions will nevertheless continue in full force and effect. No waiver by either party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition on any future occasion or of any other term or condition of this Agreement. This Agreement supersedes any and all prior representations, conditions, warranties, understandings, proposals, or previous agreements between the parties hereto, oral or written, relating to the subject matter hereof and constitutes the sole, full and complete agreement between the parties.

 CUSTOMER                             CONSULTANT                         CSC
                                                                         COMPUTER SCIENCES
                                                                         CORPORATION
                                                                         10301 WILSON BOULEVARD
                                                                         BLYTHEWOOD,SC 29016

 By:                                  By:                                By:
        -----------------------             -----------------------            -------------------------
        (Authorized Signature)              (Authorized Signature)             (Authorized Signature)

 Name:                                Name:                              Name:
        -----------------------             -----------------------            -------------------------
                (Printed)                           (Printed)                             (Printed)

 Title:                               Title:                             Title:
        -----------------------             -----------------------            -------------------------

 Date:                                Date:                              Date:
        -----------------------             -----------------------            -------------------------

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
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

                                   APPENDIX 2

                                     TO THE

                             CSC CUSTOMER AGREEMENT

                                 BY AND BETWEEN

                         COMPUTER SCIENCES CORPORATION

                                      AND

                    THE MANUFACTURERS LIFE INSURANCE COMPANY

Software Competitor:

1.    SOLCORP

2.    Navisys

3.    LIDP

4.    Admin Server

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

                                SCHEDULE A-FEES

I.    CSC PERSONNEL TIME & MATERIALS RATES.

For Services related to CSC's Vantage One suite of Software Products, CSC and Customer agree to use the applicable personnel time and materials rates set forth below in either the Minimum Annual Commitment Table or Volume Discount Table, or if the resource commitment by Customer is less than four (4) person-months, at the ad hoc rates below, in each case as follows:

Each personnel billing period shall commence April 1 of each year and continue through the last day of March the next year.

If Customer desires to use the rates in the Minimum Annual Commitment Table, it shall provide CSC in writing with the minimum amount of personnel Services Customer agrees to use during a billing period (the "Minimum Annual Commitment" or "MAC") on or before April 1, of each new billing period. (1) The applicable time and materials rates for each such billing period corresponds to the MAC designated by Customer in April of each year. Customer may increase the MAC on the first day of a month during a billing period and the corresponding reduced rate will be prospectively applied. Customer shall pay CSC the difference between the MAC and the amount actually paid to CSC for personnel Services, if any, in April following the end of each billing period.

If Customer does not report its elected MAC by April of a year, it shall be assumed by the parties that Customer does not desire to use the Minimum Annual Commitment Table, and the applicable rates in the Volume Discount Table shall apply. The rates in the Volume Discount Table are applied based upon the actual number of full time equivalents (FTE) used in a month. The rates used in the Volume Discount Table are sequentially applied and re-established on a monthly basis.

Notwithstanding anything to the contrary, if Customer's resource commitment on a particular project is less than four (4) person-months of Services, the time and materials rate shall be $15,000 per person-month, and the time and materials rate for all subject matter experts shall be $125 per person-hour.

For purposes of this Pricing Schedule No. 1, one time and materials person-month shall mean the full-time Services of one (1) CSC employee for nineteen (19) days per calendar month working seven and one-half (7 1/2) hours per day. At CSC's discretion, up to thirty percent (30%) of resources may be staffed from CSC's CSC-India facility.

-----------
1 For April 1,2004 through March 31, 2005, Customer's MAC is $7,500,000,00 of CSC's personnel Services.

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

                         MINIMUM ANNUAL COMMITMENT TABLE

MAC                                            MONTHLY TIME & Materials Rates
-----------------------------                  ------------------------------
[*]                                                        [*]
[*]                                                        [*]
[*]                                                        [*]
[*]                                                        [*]
[*]                                                        [*]

                              VOLUME DISCOUNT TABLE

0-10 FTE                                       [*]
11 - 20 FTE                                    [*]
21 - 30 FTE                                    [*]
31 - 40 FTE                                    [*]
41 and greater FTE                             [*]

II.   INFRASTRUCTURE & PRODUCTION SUPPORT DISCOUNTS

All computer usage will be charged at CSC's then current and standard Time and Materials Rates discounted as follows:

      - Sixty-five percent (65%) discount on first $50,000.00 of standard rates; and

      -     Seventy percent (70%) discount of next $50,000.00 of standard rates;
            and

      - Seventy-five percent (75%) discount for over $100,000.00 of standard rates.

CSC's current standard Time & Materials Rates are set forth below. Such rates are subject to adjustment to reflect changes (increases or decreases) to CSC's computer usage rates:

      -     CPU RACK RATES  $903/CPU Hour

      -     DASD RACK RATES $912/Gigabyte Month

III.  MID-TIER DEVELOPMENT MACHINE CHARGES

Machine charges for development and system testing conducted in a distributed, as opposed to a mainframe, environment shall be provided at a flat hardware usage fee of $8,000.00 per month for up to ten (10) CSC persons, with each additional person increasing the rate by $[*] per month. For greater clarity, the incremental charge based on additional CSC persons shall not apply to the Customer's Japanese Affiliate, Manulife Life Insurance Company.

IV. FEE INCREASES DURING TERM. During each year of the Agreement, the fees set out in this Schedule A shall increase by the annual percentage increase in the Consumer Price Index for Urban Consumers, All Cities Average, For All Items
(1984-1986 = 100), as published by the Bureau of Labor Statistics of The United
States Department of Labor ("Index") during the most

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

recent 12 month period for which figures are available, on each anniversary of the effective date of this Exhibit. In the event the Bureau of Labor Statistics of The United States Department of Labor shall stop publishing the Index or shall substantially change the content or format thereof, the parties shall substitute another comparable measure published by a mutually agreeable source.
However, if such change is merely to redefine the base year for the Index, the parties shall continue to use the Index but shall make such conversions as are necessary. At least ninety (90) days prior to such increase, CSC shall give
Customer written notice of this increase.

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


             SCHEDULE B - CUSTOMER DATA AND SYSTEM SECURITY POLICIES

A)    INFORMATION SECURITY POLICY

INFORMATION A VITAL ASSET

All information that we collect, create or use to run our business is a vital asset of Manulife Financial. We must safeguard information according to its value, in a cost-effective manner.

EVERYONE'S RESPONSIBILITY

We All share a responsibility to safeguard information in all its aspects, from its creation through its useful life and authorised disposal. Manulife
Financial's Code of Business Conduct and Ethics requires that we must all be part of the security management process.

PURPOSE

The overall purpose of this Policy is to support the business goals and objectives of Manulife Financial and comply with laws and regulatory requirements under applicable jurisdictions. Without the proper security safeguards, Manulife Financial could suffer loss of customer and investor confidence, market share, competitive advantage and ultimately, jobs.

SCOPE

Manulife Financial's Information Security Policy applies to:

      - The representation, use or dissemination of information in any form or manner.

      - Information resources, which are the business processes and the manual or automated information systems we use to collect, store, access, transmit, communicate, disseminate and dispose of information.

      - Information processed or hosted within Manulife Financial's information processing facilities or with an external service provider.

This Policy applies to all employees and operating units of Manulife Financial
Corporation and The Manufacturers Life Insurance Company and their subsidiaries and affiliates, regardless of location.

Representatives and associates of Manulife Financial, contractors or any other third parties to Manulife Financial, who are provided access to information or information resources, must abide by this Policy under the terms of their contract or arrangement with Manulife Financial. This Policy will be reinforced by standards, guidelines and processes which, when approved, have the same scope and authority as if they were included in this document.

GUIDING PRINCIPLES

INFORMATION SECURITY RISK

For the purposes of this Policy, information security risk is defined as the likelihood of an undesirable event and the consequences thereof, which could lead to the loss or compromise of information. Such a loss or compromise may happen due to unauthorised disclosure, destruction, removal, modification or interruption of information or information resources.

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SECURITY RISK ASSESSMENT

The information security risks related to each division's projects and systems must be identified, assessed, documented and acknowledged. The assessment of information security risks and the determination of safeguards must be an integral part of the implementation of all systems and projects, including outsourcing agreements.

EXTENT OF SECURITY

The extent of information security to be applied will depend on the sensitivity of the information to Manulife Financial and an assessment of the information security risks. This requirement for security shall apply irrespective of whether the information is printed, in electronic or other form.

INFORMATION CLASSIFICATION

Information, whether printed, in electronic or other form, must be classified according to its sensitivity requirements into one of the following information categories: Public, Internal, Sensitive or Restricted.

Each category has specific rules for its use, storage and disposal. By default, all unclassified information will be deemed as 'Sensitive'. The Information
Security Management Program, defined hereinafter, has prescribed standards and guidelines for information classification and handling.

INFORMATION SECURITY RISK MANAGEMENT

All information systems, whether developed internally or externally, must incorporate adequate safeguards to mitigate and /or manage the assessed risks.

Information should only be disclosed to or accessed by an authorised individual, process or entity at authorised times in an authorised manner. Information must be maintained in an accurate and reliable manner and be available for authorised use. For the purposes of this Policy, "authorised" means the method of permitting access, as determined by Manulife Financial. Permission to access must be based on valid business need and the principle of least privilege set out in the Information Security Glossary .

We must protect against, detect and recover from unauthorised or undesirable disclosure, modification, destruction, or use of information and resources, whether accidental or intentional. We must act in a timely, co-ordinated manner to prevent or respond to security incidents.

When accessing shared information or information resources, the accountability of an individual, process or entity must be established and maintained at all times. Information systems must be monitored with an accompanying access log to report the actions performed to modify, add or delete information.

The safeguards must compensate for the risks inherent to the internal and external physical environment where information systems are stored, transmitted, or used.

Adequate safeguards must be in place and operating as intended to ensure that processing is complete, accurate and authorised to provide the required level of processing integrity.

Assurance processes must be in place to assess the adequacy and the effectiveness of safeguards to manage information security risks. They provide the grounds for confidence that safeguards are in place and working as intended.

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At the minimum, safeguards must be in accordance with the standards and guidelines, as they exist and are amended from time to time.

PRIVACY

Personal information must be kept confidential and used only for the purposes for which it was collected. It must be disclosed only to those who have the right to the information or when the law requires disclosure. (Refer to Manulife
Financial's Statement of Corporate Privacy Principles(http://www 1
..manulife.com/corporate/corporate2.nsf/Public/privacy.html).

NETWORK SECURITY

All information stored, transmitted or processed within networks must be secured, consistent with the level of risk and potential for harm that may result from disclosure, alteration, loss of availability or misuse. All connections between Manulife Financial's internal networks and other external networks must be made via an appropriately secured connection.

Where necessary or desired, such a secured connection may also be placed between separate internal networks. To be classified as an internal network, the network must be entirely under the care and control of and be subject to review by Manulife Financial and adhere to this Policy and its supporting standards and guidelines.

USE OF RESOURCES

All information and information systems are for Manulife Financial business.
This includes all systems and equipment Manulife Financial owns or leases as well as all remote computing services it uses, including access to the Internet.
We must direct our efforts to Manulife Financial's business while at work, and must use these resources only for management approved activities.

COPYRIGHT LAWS

Many materials we use in the course of our business at Manulife Financial are protected by copyright laws. Our Code of Business Conduct requires us to respect copyright laws. We must not operate, modify, transfer or copy programs or documentation, except as stated in a license agreement.

CONTINUITY OF BUSINESS OPERATIONS

It is Manulife Financial's policy to ensure for the continuity of business operations and to be able to recover from unexpected business interruptions in a timely manner. (Refer to the Business Continuity Program (link ->) managed by the Corporate Business Continuity Planning Group).

KEY ROLES AND RESPONSIBILITIES

SENIOR MANAGEMENT

Manulife Financial manages information and is ultimately responsible for its security. Senior management supports the requirements for this Policy and for creating the Information Security Management Program for Manulife Financial to identify, manage and monitor information security risks.

As the owner of this Policy, the Chief Information Officer will ensure that the overall effectiveness of the Program is monitored and that it continues to meet the needs of Manulife Financial.

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Senior management is accountable for implementing and sustaining the Program within their respective divisions. Each division is responsible for identifying the information security risks and managing them day-to-day in accordance with this Policy. Each division is also responsible for supporting the awareness of security issues and for enforcing compliance to this Policy within its division.

In order to facilitate the process of information security management, the key roles of INFORMATION OWNER, CUSTODIAN and USER must be established.

INFORMATION OWNER

Each division should assign INFORMATION OWNERS, as required, to manage information security in accordance with their business requirements and this policy. At a minimum, each information system must be assigned an Information
Owner. The Information Owner is ultimately responsible for:

      - Ensuring that security risk assessments are carried out and safeguards to mitigate the assessed risks are implemented, before authorising the completion of their projects or information systems.
            These assessments must be documented, give due consideration of all relevant viewpoints and technical capabilities to enhance information security.

      - The determination of value of the information by assigning the proper information classification, including a periodic review to determine whether a change of classification is needed.

      - The awareness of security issues affecting the projects and systems that process information required for their business operation, including an understanding of the control weaknesses that may exist and the corrective actions they deem necessary or have planned to manage them.

      - Facilitating access for those who have a business need and could benefit from the information, including ensuring that access requirements are specified and communicated to the Custodians.

      - The authorisation for disposal of information after useful life either for its safekeeping or its destruction. (Refer to Manulife
            Financial's Record Retention and Disposition Schedules).

      - Ensuring that a business continuity plan is developed, documented, tested and made available. (Refer to the Business Continuity Program managed by the Corporate Business Continuity Planning Group).

CUSTODIAN

The Custodian is responsible for protecting the information systems under their custody in accordance with the Information Owner's specific directions. At a minimum, the Custodian will:

      - Provide a secure processing environment that can appropriately protect the integrity, confidentiality and availability of information and ensure accountability of the user, process or entity.

      -     Administer access to information as authorised by the Information
            Owner.

      - Administer the disposal of information as authorised by the Information Owner and in accordance with the approved Record
            Retention and Disposition Schedules.

USER

The USER is the individual or organisation, who has been authorised access to the information. At a minimum, the Users will:

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      -     Use the information and information systems only for the purpose intended. Users must understand information sensitivity, and its significance for competitiveness and individual privacy, and so handle information and information systems with due care.

      - Adhere to this policy and ensure that the integrity, confidentiality and availability of the information accessed are consistent with the Information Owner's expectations.

INFORMATION SECURITY GOVERNANCE

Information security management is a critical area that requires central intervention and governance. The Chief Information Security Officer will provide leadership, guidance and direction for enterprise-wide governance of information security management at Manulife Financial. The Information Security Office has the authority to define, and periodically modify information security standards, guidelines and processes, which support this Policy. They form part of the overall INFORMATION SECURITY MANAGEMENT PROGRAM (see the DATABASE) to enable compliance to this Policy.

INFORMATION SECURITY MANAGEMENT PROGRAM

KEY ELEMENTS OF THE PROGRAM

The key elements of the Information Security Management Program are as follows:

      - ROLES AND RESPONSIBILITIES: Definition of roles and responsibilities for the implementation of this Policy. (Refer to Organisational
            Framework ).

      - STANDARDS AND GUIDELINES: Mandatory standards and guidelines, as they exist or are amended from time to time, define the minimum requirements for information security, commensurate with varying levels of risk. (Refer to Information Security Standards and Guidelines).

      - SECURITY AWARENESS: Communication and sustenance of awareness of security issues, including responsibilities to all concerned under this Policy and the supporting standards, guidelines and processes.


      - SECURITY RISK ASSESSMENT: Processes for assessing information security risks and determining safeguards have been prescribed. The
            Information Security Officer should review such security risk assessments. (Refer to Info-Risk Assessment Methodology).


      -     MANAGEMENT OF ISSUES: There may be circumstances when the assigned
            Information Owner may wish to accept the risk and request an exemption to some aspect of this Policy or its supporting standards and guidelines. Such requests for security exemption must be supported by an appropriate risk assessment and submitted in writing to the Chief Information Security Officer for review and concurrence. The procedure for security exemption is prescribed.
            (Refer to Info-Risk Assessment Methodology ).


      - SECURITY INFRASTRUCTURE: Improvements to corporate security infrastructure to support this Policy.


      - CONTINUING EFFECTIVENESS: Metrics for monitoring the effectiveness of this Policy and reporting the state of security will be established. In addition, Audit Services will review the effectiveness and adequacy of safeguards through Key Risk Audits and Key Risk Reviews and report to senior management and the Audit
            Committee semi-annually.

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COMPLIANCE

All of us, in our roles as Information Owner, Custodian, or User, must comply with this Policy and the standards, guidelines and processes defined under the Policy. Non-compliance will be deemed a breach of our Code of Business Conduct and subject to actions prescribed therein.

REVIEW

This Policy will be evaluated and revised as required by internal, external and regulatory developments.

WHERE TO GO FOR HELP

If you have doubts about a particular situation, questions or concerns on information security that cannot be resolved by your immediate management, please feel free to contact the IS SERVICE DESK 1-888- 990- 9917 in case of an emergency. Otherwise you may contact the INFORMATION SECURITY OFFICE, through e-mail to SECURITY AWARENESS on Lotus Notes.

B)    INTERNET USE POLICY

INTRODUCTION

Employees represent the Company to the outside world while accessing the Internet. Each individual is responsible for judiciously representing Manulife
Financial and for ensuring that the Company's interests are protected, consistent with this policy and the Code of Business Conduct.

SCOPE

Manulife Financial's Internet Use Policy applies to all employees using company-provided access to the Internet, including any remote connections paid for by Manulife Financial. All other users, who are authorised Internet access, must comply with this policy under terms of their contract, agreement or arrangement with Manulife Financial.

POLICY STATEMENTS

PRIMARILY FOR BUSINESS: Internet access is a privilege extended by Manulife
Financial, which may be withdrawn at anytime. As a productivity enhancement tool, Internet access is primarily for business purposes. Incidental personal use of the Internet is permissible so long as:

      -     it does not consume more than a trivial amount of resources;

      -     does not interfere with employee productivity; .

      -     does not pre-empt any business activity.

PROFESSIONALISM: Employees must use the Internet in a professional manner and must not engage in any activity, which contravenes Manulife Financial's Code of Business Conduct.

IMPORTANT RESTRICTIONS: Employees are forbidden from using the Company-provided
Internet access for personal business, for personal charitable endeavours or for amusement/entertainment purposes. Employees are reminded that access to the Internet should never create either the appearance or the reality of inappropriate use. Employees must not access, download, use, share, store, forward, print, communicate or create information that is unethical, illegal, prohibited or inappropriate. Although not an exhaustive list, prohibitions include sites, images, messages or

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materials that are obscene, pornographic, sexual, racial, gambling or drug related, violent, defamatory, derogatory, discriminatory or harassing in nature.

WHAT IF SOMEONE VIOLATES THIS POLICY: Manulife reserves the right to terminate the employment (on a for cause basis) or the business relationship with any individual where that individual is in violation of the important restrictions identified in # 3 above. Manulife Financial will not defend or indemnify any employee or individual being sued or prosecuted in connection with any inappropriate use of the Internet privileges. Manulife Financial retains the right to remove from its information systems any material it views as offensive or potentially illegal. Other policy violations may also result in disciplinary action, up to and including dismissal or termination of relationship.

PRIVACY: Employees are hereby notified that security measures are in place to monitor Internet use. The Information Security Office periodically monitors
Internet web usage. Due to these monitoring activities, employees cannot expect any personal privacy for Internet access. Suspected violations will be investigated.

SAFEGUARDING INFORMATION: Information is one of the Company's most vital assets.
Each employee must make every effort to protect Manulife Financial's information from unauthorized disclosure, loss or modification and should report any breach of security to Information Security Office. The Internet is not a secure data network and as such presents inherent security risks. Any information that is generally not available to the public is confidential and must not be transmitted on the Internet, except for legitimate business purposes and must be encrypted prior to transmission over Internet.

USER AUTHENTICATION: Employees must adhere to all security requirements concerning Internet access. For Internet access, individuals may have to identify themselves and provide a password. Regardless of the circumstances, passwords must not be shared or revealed to anyone else. To prevent any misuse, individuals must choose passwords that are difficult to guess (for example, not a dictionary word, not a personal detail, and not a reflection of work activities, etc.).

CHAT ROOMS AND NEWSGROUPS: Manulife prohibits its employees from participating in Internet chat rooms or newsgroups in discussions relating to the Company or its securities. If an employee becomes aware of a rumour on a chat room, newsgroup or any other source, that may have a significant effect on the price of the Company's share price, they should notify Corporate Communications.(Refer to Electronic Communications Disclosure Guideline).

SECURE GATEWAYS: Manulife has established Internet gateways (e.g. Manulife
InterConnect) to enable the Company to link with others in a secured manner. All access to the Internet from company locations and/or devices must be routed through these Internet gateways over approved services. For business requirements that are not met by these gateways, approval will be required for alternative connections. Only corporate standard applications and utilities provided for Internet access must be used with these secured gateways.

REFERENCING THE COMPANY: Information referencing Manulife Financial directly or indirectly must be approved by Corporate Communications. Current policy requires that Corporate Communications, Divisional Marketing, and Legal review all printed materials such as contracts, marketing and advertising materials associated with the Company. This policy applies equally to information placed on the Internet. Web pages developed for business use must be approved by

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Corporate Communications. As well, any reference to Manulife Financial, directly or indirectly, must be approved by Corporate Communications.

DOWNLOADING: Software may be downloaded only for business purposes. Any software downloading, acquisition and/or use must comply with Manulife Financial's software licensing policy and should be assessed for business security risks.
All materials, including e-mails, received or downloaded from the Internet must be scanned for viruses with the most current version of an approved anti-virus program. While many "freeware" (no charge for use) and "shareware" (free distribution, limited charge for use) software products may provide valuable utilities and functions, providers of such products may not, themselves, have the right to provide such license rights. Further software from unknown or unfamiliar origins can potentially disrupt Manulife Financial's network and may also carry hidden security risks.

RESPECTING INTELLECTUAL PROPERTY: License agreements for software and copyrights of materials or documents obtained from the Internet must be honoured. Copyright laws prohibit the copying of software and documents, which are owned by others.
These laws apply to all methods of copying including copy machines, disk/file copies, and electronic transmission. Making copies of copyrighted software, documents, art images or other digital forms over the Internet are examples of copying material through electronic transmission. Without a license, agreement or usage statement specifying otherwise, or without the explicit permission of the owner, such copying is prohibited.

AVOIDING NETWORK DISRUPTIONS: Any activity that knowingly disrupts network and/or computer services within Manulife Financial or across the Internet is prohibited. Installation or the use of peer-to-peer software that enables file sharing or distributed processing with a remote computer is prohibited.
Employees must also consider the impact on network performance before carrying out certain activities. (e.g. when downloading large files during business hours).

WHERE TO GO FOR HELP

The Information Security Office will keep employees aware of developments affecting security and the appropriate use of the Internet, Please refer to the Internet Use Policy - FAQ , a companion document to this policy, where you will find answers to the most frequently asked questions.

C)    CODE OF BUSINESS CONDUCT AND ETHICS

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - WHY ETHICS MATTER - AN OVERVIEW

I-WHY ETHICS MATTER

At Manulife Financial we value our good name and strive to apply high standards of integrity to everything we do.

WHY ETHICS MATTER TO YOU AND THE COMPANY

Operating in an ethical manner is essential to our success. Our customers, investors and other stakeholders rely on us to be honest and fair. We must behave ethically in the communities where we operate in order to maintain the confidence of all of our stakeholders and ultimately to keep their business. It is in our best interest to set high standards for ourselves at all times.

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THE PURPOSE OF THIS CODE

This Code provides standards for ethical behaviour when representing the Company and when dealing with employees, field representatives, customers, investors, external suppliers, government authorities and the public.

APPLICATION OF THE CODE

Manulife Financial's Code of Business Conduct applies to directors, officers, employees, representatives, suppliers and other associates of Manulife Financial
Corporation, its subsidiaries and controlled affiliates. Given Manulife
Financial's commitment to corporate governance and public disclosure, this Code is available on the Company's web site and is available in print upon request.

Any waiver of the Code will be granted only in very exceptional circumstances.
Any waiver for executive officers and directors will be granted only upon approval by the Board of Directors or Board Committee and any waiver will be disclosed promptly as required by law or stock exchange regulation. Any waiver for officers, employees, representatives or other associates of Manulife
Financial will be granted only upon appropriate management or senior management level approval.

The Code is organized into seven main sections:

      -     Living Manulife Financial's values

      -     Ethics in the workplace

      -     Ethics in your business relationships

      -     Conflicts of interest

      -     Handling information

      -     Ethics and the law

      -     Code of Business Conduct Acknowledgement and Conflict of Interest
            Disclosure Form

At the end of each section is a list of related Company policies you should refer to for more information. There is also a complete list of these policies in section VIII of this Code, in addition to a copy of the Company's Code of Business Conduct Acknowledgement and Conflict of Interest Disclosure statement and guidelines for completing the form.

WHAT IF SOMEONE VIOLATES this Code?

All our activities must be able to withstand close scrutiny. To protect Manulife
Financial's good name, the Company may discipline and/or terminate its relationship or affiliation with any director, officer, employee, representative, associate or supplier who breaches this Code or related Company policies. If violating the Code also violates the law, you will be subject to prosecution.

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WHERE TO GO FOR HELP

It is critical that all of us who represent Manulife Financial, its subsidiaries and controlled affiliates use good judgment and common sense. It is the best way to ensure that our Company continues to meet high standards of business conduct.
Since we cannot anticipate every situation that will arise, it is important that we have a way to approach questions and concerns. Always ask first, act later.
If you are unsure of what to do in any situation, seek guidance before you act.

If you have:

      -     Doubts about a particular situation;

      -     Questions or concerns about a business practice;

      -     Questions about potential conflicts of interest; or

      - Concerns about potential or suspected illegal or unethical behaviour.

As an officer, employee, representative or other associate of the Company, speak to your manager, a member of the Human Resources or Law departments or the Company's divisional Compliance officer. Concerns about potential or suspected illegal or unethical behaviour should be referred to a member of the Human
Resources or Law Department.

As a member of the Company's Board of Directors, talk to the Company's General
Counsel. In addition, to maintain the independence of the Board of Directors, the Board of Directors and its Committees may retain outside advisors as they deem necessary. Individual directors may also retain outside advisors, at the Company's expense, to provide advice on any matter before the Board or a Board
Committee with the prior approval of the Corporate Governance & Nominating
Committee.

You may report suspected or potential illegal or unethical behaviour without fear of retaliation. The Company does not permit retaliation of any kind against directors, officers, employees, representatives, suppliers or other associates for good faith reports of illegal or unethical behaviour.

WHERE TO GO FOR HELP - REPORTING ACCOUNTING AND AUDITING COMPLAINTS/CONCERNS

Concerns Submitted By Directors, Officers, Employees, Representatives And Other
Associates:

Directors, officers, employees, representatives and other associates should forward any accounting and auditing concerns to the Corporate Secretary in a sealed envelope addressed to the Chair of the Audit Committee care of the Corporate Secretary. These concerns may be forwarded on an anonymous basis. The envelope should be marked "Confidential Internal Manulife Concern". The Manulife internal mail system should be used for delivery to the Corporate Secretary to ensure anonymity. The Corporate Secretary will then forward the sealed envelope to the Audit Committee Chair.

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Complaints Submitted By The Public:

All complaints or submissions by the public regarding accounting, accounting control and auditing matters should be sent to the Corporate Secretary. The
Corporate Secretary will then forward the complaint or submission to the Chair of the Audit Committee.

QUICK ETHICS QUIZ

While a code of conduct can provide the general rules, it cannot cover every situation. Ethics sometimes comes down to a personal decision. To help you make the right choice, ask yourself the following questions:

      -     Is this legal? Is it fair?

      -     Would I want other people to know I did it?

      -     How would I feel if I read about it in the newspaper?

      -     How will I feel about myself if I do it?

      - What would I tell my child or a close friend to do in a similar situation?

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - LIVING MANULIFE FINANCIAL'S VALUES

II - LIVING MANULIFE FINANCIAL'S VALUES

At Manulife Financial, our values guide everything we do, whether it's strategic planning, day-to-day decision making or the way we treat customers and others with a stake in the Company. These values are:

PROFESSIONALISM

We will be recognized as having the highest professional standards. Our employees and representatives will possess superior knowledge and skills for the benefit of our customers, investors and other stakeholders. Our professionalism will show in every aspect of our business conduct, including behaviour, language, appearance and attire.

REAL VALUE TO OUR CUSTOMERS

We are here to satisfy our customers. By providing the highest quality products, services, advice and sustainable value, we will ensure our customers receive excellent solutions to meet their individual needs.

INTEGRITY

All of our dealings are characterized by the highest levels of honesty and fairness. We develop trust by maintaining the highest ethical practices.

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DEMONSTRATED FINANCIAL STRENGTH

Our customers, investors, and other stakeholders depend on us to be here in the future to meet our financial promises. We earn this faith by maintaining uncompromised claims paying ability, a healthy earnings stream, and superior investment performance results, consistent with a prudent investment management philosophy.

EMPLOYER OF CHOICE

Our employees will determine our future success. In order to attract and retain the best and brightest employees, we will invest in the development of our human resources and reward superior performance.

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - ETHICS IN THE WORKPLACE

III - ETHICS IN THE WORKPLACE

We cannot have a positive and productive workplace unless we treat each other with respect and trust. Each of us has to help create and maintain a healthy, secure environment that values employee contributions and encourages learning.

REWARD PERFORMANCE AND ABILITY

At Manulife Financial, we value diversity and treat all individuals with dignity. We hire and promote employees on the basis of ability and reward them on the basis of performance. We respect individual rights to privacy and comply with employment laws at all times.

TREAT OTHERS WITH RESPECT

We must give co-workers the same respect and service we give customers. When we communicate with each other within the organization, we need to be open and honest. It's one way to ensure quality in everything we do. Abusive, threatening and violent behaviour are prohibited.

KEEP YOUR WORKPLACE SAFE

Manulife Financial must provide a safe and healthy work environment for all employees. Protection of employees from injury or occupational illness is a significant ongoing commitment on the part of the Company. This commitment to health and safety involves co-operation and support of every manager and employee of the Company. You have a responsibility to help ensure the Company is complying with health, safety and environmental laws and regulations by reporting accidents, potential hazards and other concerns immediately to your manager or the facilities management in your area.

KEEP YOUR WORKPLACE SECURE

It is critical that we protect both individual and Company property and assets.
While Manulife Financial takes security measures, we must all be part of the process. If you know of any

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situation or incident that could lead to the loss, misuse or theft of Company or individual property, report it immediately to a manager or security personnel.

BEHAVE PROFESSIONALLY AT ALL TIMES

It is important to behave responsibly when representing Manulife Financial or attending Company events. You must represent the Company in a positive manner when dealing with clients and potential clients, and in all business activities.
It is expected that those, who choose to drink alcohol at Company or employee-sponsored events will do so in moderation.

FOR MORE GUIDANCE

See the following related policies:

      -     Diversity and Harassment Policies

      -     Occupational Health and Safety Policy

      -     Alcohol Consumption Policy

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - ETHICS IN YOUR BUSINESS
RELATIONSHIPS

IV - ETHICS IN YOUR BUSINESS RELATIONSHIPS

OUR BUSINESS DEPENDS ON SOUND RELATIONSHIPS WITH CUSTOMERS, THE COMMUNITY, OTHER
ORGANIZATIONS AND OUR STAKEHOLDERS. MAINTAINING THESE RELATIONSHIPS MEANS TAKING
EXTRA CARE WHEN GIVING OR RECEIVING GIFTS, WHEN PRODUCING MATERIALS FOR
CUSTOMERS AND OTHERS AND WHEN SHARING INFORMATION WITH OUTSIDE INDIVIDUALS AND
ORGANIZATIONS.

TREAT OTHERS HONESTLY AND FAIRLY

We are in business to satisfy customers. That means providing value, offering quality products, services and advice and seeking customer feedback so we can continually improve our products and services. We must determine the customer's needs, make recommendations that best meet those needs and provide service and support throughout the relationship.

We must treat customers with high standards of honesty, fairness and courtesy.
Customers must be able to voice their concerns easily and we must deal with complaints and disputes fairly and quickly.

We seek to outperform our competitors fairly and honestly. We seek competitive advantage through superior performance, never through unethical or illegal business practices.

The materials we provide to customers, investors and other stakeholders must meet high standards of professionalism. Advertising and sales materials must be factual, easy to understand and based on the principles of fair dealing and good faith. All promotional efforts, illustrations of products and marketing concepts must be factual.

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

All directors, officers, employees, representatives and other associates of the Company must be careful not to mislead customers, investors or other stakeholders about the financial status, products or services of the Company or its competitors. We must never make promises the Company cannot keep. No director, officer, employee, representative or other associate of the Company should take unfair advantage of anyone, including customers, investors, other stakeholders, suppliers or competitors. Taking unfair advantage includes manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

COMPLY WITH LOCAL LAWS

To be professional, we must follow our corporate standards of ethical business conduct while appreciating the cultures and business customs of the countries and comunities in which we operate. We must ensure compliance with applicable laws and regulations in the jurisdictions where we do business.

TAKE CARE IN GOVERNMENT AND POLITICAL DEALINGS

In our dealings with government agencies and representatives, we must take special care to use our corporate positions responsibly. This is especially true in relation to the political process. It is important to take reasonable steps to become familiar and comply with all laws and regulations that apply when offering to provide entertainment, meals, gifts, gratuities and other items of value to any employee or representative of federal, state, provincial and local governments or when accepting such items of value from any employee or representative of federal, state, provincial and local governments.

While the Company expresses views on local and national issues that affect its operations, we cannot represent ourselves as Company spokespeople without proper authorization.

The Company respects and supports the right to participate in the political process. However, the Company will not reimburse any political contributions that are made. Company time or property must not be used in campaigning for a political party.

SHARE INFORMATION RESPONSIBLY WITH INDUSTRY GROUPS

Memberships in business organizations can increase the effectiveness of individuals, the Company and our industry. The Company encourages membership in such organizations, especially those that strive to improve the industry.

It is a normal part of these memberships to share information. However, we need to ensure that we do not exchange information that could jeopardize the Company's competitive position. We must also take care not to violate the confidentiality that customers, investors, employees, representatives, distributors, suppliers and others legitimately expect.

REFER MEDIA QUESTIONS TO COMMUNICATIONS DEPARTMENTS

The media play an important role in helping inform the public about Manulife
Financial, its products and services. Communications departments within each division or geographic location are responsible for communicating official
Company positions to the media. You must direct all media inquiries to these departments.

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CHOOSE SUPPLIERS THROUGH FAIR COMPETITION

Manulife Financial is committed to fair competition in all its dealings with suppliers. It is important to communicate the Company's requirements clearly and uniformly to all potential suppliers. Choose suppliers on the basis of merit, competitiveness, price, reliability and reputation.

If a supplier asks you to endorse a product or service using the Company name or your position as a Company representative, direct the request to the Executive
Vice President or Senior Vice President of your division or geographic location.

FOR MORE GUIDANCE

See the following sections in this Code:

      -     Conflicts of interest

      -     Handling information

      -     Ethics and the law

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - CONFLICTS OF INTEREST

V - CONFLICTS OF INTEREST

A "conflict of interest" occurs when your private interest interferes in any way, or even appears to interfere, with the interests of the Company. A conflict situation can arise when you take actions or have interests that may make it difficult to perform Company work objectively and effectively. It is also a conflict if outside activities affect your judgment to act in the best interest of customers, investors and other stakeholders.

Conflicts of interest damage the trust between you, the public and the Company.
To help prevent conflicts, you must complete a conflict of interest disclosure statement. You are responsible for updating the statement as your circumstances change.

If a potential conflict arises, report it immediately. If you need advice, consult the procedures described in the section of this Code titled "Where to go for help". The following are some of the most common areas of potential conflict, but the most reliable guideline is your own common sense.

DEAL AT ARM'S LENGTH WITH SUPPLIERS

You must not be associated in any way with agreements between the Company and suppliers or any organization in which you or a member of your immediate family have an interest or which might result in you or your family member's personal gain.

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BRIBERY AND KICKBACKS ARE PROHIBITED

Manulife Financial does not allow unfair business practices such as rebating, bribery or kickbacks. These practices are against Company policy in all places where we do business.

BE CAREFUL ABOUT GIFTS

Offers of gifts and entertainment are courtesies common among business partners.
However, offering or accepting gifts, entertainment or other benefits can be mistaken for improper payments. For this reason, you must not give or accept gifts, gratuities, favours or benefits if they are for more than a nominal value or if they go beyond what could reasonably be considered ethical and accepted business practices, or which may influence or appear to influence the performance of your duties.

BE CAREFUL ABOUT PERSONAL BENEFITS

Conflicts of interest may arise if you, or a member of your family, receives a personal benefit as a result of your position in the Company. All such personal benefits, including loans and guarantees of obligations from the Company, must be disclosed on the Company's Conflict of Interest Statement and approved by the Company. Personal loans to executive officers are prohibited unless specifically permitted by law.

FOLLOW COMPANY POLICY ABOUT HIRING FAMILY

In some situations, hiring or managing family members can lead to conflicts of interest, unethical employment practices and the appearance of special treatment. Family members must not be in positions that put them under or give them the direct or indirect supervisory authority of another family member.
Family members include spouses (as defined for benefit purposes), children, siblings and parents. This applies to all employment, including full-time and part-time regular, contract and summer student hiring. All hiring within Manulife should be conducted by Divisional Staffing areas.

INVEST IN AN ETHICAL MANNER

DIRECTORS, OFFICERS AND EMPLOYEES MUST STRICTLY FOLLOW ALL LAWS AND REGULATIONS
AFFECTING INVESTMENT IT IS UNETHICAL AND ILLEGAL FOR DIRECTORS, OFFICERS AND
EMPLOYEES TO BUY OR SELL MANULIFE FINANCIAL SECURITIES WITH THE BENEFIT OF
MATERIAL INFORMATION THAT HAS NOT BEEN PUBLICLY DISCLOSED ABOUT THE COMPANY OR
ITS AFFILIATES OR TO INFORM ANOTHER PERSON, OTHER THAN IN THE ORDINARY COURSE OF
BUSINESS, OF MATERIAL INFORMATION THAT HAS NOT BEEN PUBLICLY DISCLOSED. IN
ADDITION, IT IS UNETHICAL AND ILLEGAL TO BUY OR SELL SECURITIES OF OTHER
COMPANIES WITH THE BENEFIT OF YOUR KNOWLEDGE OF THE COMPANY'S INVESTMENT
INTENTIONS OR ANY INFORMATION THAT HAS NOT BEEN PUBLICLY DISCLOSED ABOUT SUCH
OTHER COMPANY AND THAT YOU OBTAINED IN THE COURSE OF YOUR EMPLOYMENT WITH
MANULIFE FINANCIAL.

Directors, officers and employees must also be cautious of potentially being in a conflict of interest where they have made or wish to make an investment in a business entity that transacts business with Manulife or in which Manulife has made an investment.

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WORKING FOR COMPETITORS MAY JEOPARDIZE THE COMPANY

Unless a higher level senior executive has given prior written approval, no Manulife Financial director, officer, or employee may work for any organization that competes with the Company or that has a business relationship with the Company. That includes serving as a director, officer, trustee, partner, employee, consultant or agent.

USE CAUTION REGARDING OUTSIDE POSITIONS

Outside work or financial involvement in external organizations can lead to conflicts of interest. Such involvement could interfere with your ability to give objective, full-time attention to your work with Manulife Financial or could damage the Company's image. You must not engage in any other employment or take any civic, government or political position that would hamper your performance or your judgment to act in the Company's best interest. You may sell merchandise on Company property only with the authorization of your manager or a Human Resources representative.

PROTECT CORPORATE OPPORTUNITIES

Directors, officers, employees, representatives and other associates are prohibited from (a) benefitting from opportunities that are discovered through the use of Company property, information or position; (b) using Company property, information or position for personal gain; and (c) competing with the Company. You owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

PROTECT THE COMPANY'S NAME AND ASSETS

The name Manulife Financial must be used only for authorized Company business and never for personal activities. Do not identify yourself with the Company while pursuing personal, political or not-for-profit activities, unless you obtain the Company's authorization first.

Each director, officer, employee, representative or other associate entrusted with access to or control over Company transactions and assets must ensure that each use, acquisition or disposition of an asset by a person on behalf of the Company is undertaken with the general or specific authorization of management and is accurately and fairly recorded in reasonable detail in the Company's books of account and record.

We all share a responsibility to protect Company assets Company time, property and services, including assets such as stationery, computers and mail services, may not be used for personal activities, unless you have your manager's specific approval. Personal activities include political and charitable causes. You may not remove or borrow Company property without permission. Report any misuse of Company assets to your manager or the Audit Services Department.

FOR MORE GUIDANCE

See the following related policies:

      -     Code of Business Conduct Acknowledgement and Conflict of Interest
            Disclosure Statement

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      -     Real Estate Division Code of Conduct and Compliance

      -     Code of Ethics for Personal Investing

      -     Staffing Policy

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - HANDLING OF INFORMATION

VI - HANDLING INFORMATION

Information is one of the Company's most vital assets. Confidential information includes all non-public information that might be of use to competitors or harmful to the Company or our customers and other stakeholders if disclosed. It is important that you understand how sensitive this information is, and how significant it is for competitiveness and individual privacy.

PROTECT CONFIDENTIAL INFORMATION

In the course of regular business, we collect a substantial amount of information about our applicants, policyholders, claimants, borrowers, employees, representatives and investors. We must handle this information with the greatest care to merit their confidence.

Personal information must be kept secure, in confidence and used only for the purposes for which it was collected. It may be disclosed only to those who have a right to the information or when the law requires disclosure.

Confidential information about the Company itself must be protected. Information about the Company is confidential if it is not generally available to the public. Examples are financial results before they are announced, business plans, business forecasts, strategic initiatives, proposed acquisitions or divestitures, and current or proposed products. If you have access to confidential information as a result of your job, you must use every precaution to keep it confidential. It is important to use discretion when discussing
Company business in public places such as restaurants and airplanes, or when using public or cellular phones, the Internet and fax machines. If you are required for legitimate business purposes to disclose confidential information to any person outside the Company, authorization should be obtained from your manager.

You have a duty to protect confidential information even after you leave your employment with the Company.

FOLLOW DISCLOSURE REQUIREMENTS

Manulife is required to make continuous disclosures on a timely and broadly disseminated basis and without being unduly optimistic on prospects for future company performance. The key principles of continuous disclosure are:

      -     All materials must be broadly disseminated in a timely manner

      - Disclosure must be full, fair, understandable and accurate and avoid any misrepresentation of the Company and its finances

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      -     Disclosure must be accomplished consistently during both good times and bad

      -     All legitimate requests for information should be treated equally

Employees must refer all inquiries from the financial community, shareholders and media to an authorized spokesperson.

RESPECT COPYRIGHTED MATERIALS

Many materials you use in the course of your work as an employee or representative of Manulife Financial are protected by copyright laws. A few examples are computer software, books, audio and videotapes, trade journals and magazines. There may also be a copyright on presentation slides, training materials, management models and problem-solving frameworks produced by outside consultants. It is illegal to reproduce, distribute, or alter copyrighted material without the permission of the copyright owner or authorized agent.

You must also comply with the copyrights on software installed on your office computer and on network computer storage areas you control. You may not copy, install or otherwise use software in a manner that violates the license agreement for that software.

KEEP FULL AND ACCURATE RECORDS

The Company needs full and accurate records to meet its legal and financial obligations and to manage its business properly. All Company books, financial reports, expense accounts, time sheets, administrative records and other similar documents must be completed accurately, honestly and in accordance with Company procedures. Making false, fictitious or inappropriate entries with respect to any transaction of the Company or the disposition of any of the Company's assets is prohibited, and no director, officer, employee, representative or other associate may engage in any transaction that requires or contemplates the making of false, fictitious or inappropriate entries. You are responsible for the accuracy and completeness of any reports or records you create or maintain.
Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

Furthermore, all directors, officers, employees, representatives and other associates must comply with the Company's records retention policies. These policies describe how long documents and records (whether in printed or electronic form) must be maintained in order to facilitate the Company's ongoing operations and to satisfy financial, legal and regulatory retention requirements. These policies also provide directions for the proper disposal of records that have been kept for the required periods. In accordance with these policies, in the event of litigation or governmental investigation, please consult the Company's divisional Law Department.

USE COMMUNICATIONS SYSTEMS ONLY FOR BUSINESS

Company communications systems are only for Company business. This includes all computer telecommunications and word processing equipment the Company owns or leases as well as all remote computing services used by the Company, including the Internet.

All Manulife Financial electronic mail and voice mail systems (including data on these systems), Internet access and computers are the Company's property.
Authorized employees may periodically check on these systems to correct network problems and to ensure they are properly

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

used and secure. You cannot expect any personal privacy for communications that you send, receive or store on these systems.

FOR MORE GUIDANCE

See the following sections in this Code:

      -     Ethics in your business relationships

      -     Conflicts of interest

      -     Ethics and the law

See the following related policies:

      -     Disclosure Policy

      -     the INFORMATION SECURITY MANAGEMENT PROGRAM DATABASE FOR:

            -     Information Security Program

            -     Internet Use Policy & the Internet Use Policy FAQ &

            -     the Information Classification & Handling Standards

      -     Privacy Code

      -     Records Retention Schedule Authorization

Topic: CODE OF BUSINESS CONDUCT AND ETHICS - ETHICS & THE LAW

VII - ETHICS AND THE LAW

Manulife Financial is committed to operating within the laws and regulations of every jurisdiction in which it operates.

KNOW AND COMPLY WITH THE LAW

You should obtain an understanding of the laws that affect your work. Make sure your business conduct complies with those laws. Report violations quickly and manage them properly if they occur in an area you manage.

A formal compliance management program is in place at Manulife Financial. It is designed to promote consistent management and monitoring of compliance with laws and regulations in all Company operations. If you have a concern relating to compliance, consult the procedures described in the section of this Code titled
"Where to go for help".

If you belong to a professional association, you are also expected to abide by that association's governing rules of professional responsibility and conduct.

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MANAGE ASSETS PROPERLY

Customers expect that the money they entrust to the Company will be handled responsibly. If you have access to customer funds, you must make sure customer funds are handled in a trustworthy manner. Every division has procedures and standards to help protect and account for all funds under management and to prevent carelessness, fraud or dishonesty.

IDENTIFY AND REPORT FRAUD AND THEFT

As a provider of financial services, Manulife Financial is vulnerable to loss from dishonesty and fraud. Fraud can take many forms, such as mishandling of money, theft of cash or property, money laundering, terrorist financing, misrepresentation and falsification or forgery of documents.

Dishonesty, combining personal and business funds, and fraud are all illegal. It is management's responsibility to ensure there are proper internal controls to deter and detect fraud and other dishonest activities, but everyone in the Company must help. If you are aware of any suspicious activity, you have a duty to report it immediately to your manager and the Audit Services Department or divisional Special Investigation Unit, where applicable.

REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOUR

You are encouraged to talk to appropriate personnel about suspected or potential illegal or unethical behaviour or when you are in doubt about the best course of action in a particular situation. Consult the procedures described in the section of this Code titled "Where to go for help" on reporting any suspected or potential illegal or unethical behaviour. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith.
Directors, officers, employees, representatives and other associates are expected to cooperate in internal investigations of misconduct.

FOR MORE GUIDANCE

See the following sections in this Code:

      -     Ethics in your business relationships

      -     Conflicts of interest

      -     Handling information

See the following related policies:

      -     Anti-Fraud Policy

      -     Regulatory Compliance Management Policy

      -     Anti-Money Laundering Policy

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Topic: CODE OF BUSINESS CONDUCT AND ETHICS - OTHER RELATED POLICY DOCUMENTS

VIII-A FINAL WORD

Manulife Financial's reputation is the result of more than 100 years of dedication, quality service and ethical dealings. Keeping our good reputation depends directly on the decisions you make every day.

This Code of Business Conduct provides standards and sets high expectations for directors, officers, employees, representatives, suppliers and other associates.
However, as emphasized in the Code, your own good judgment is most important in ensuring that Manulife Financial remains an ethical company.

OTHER POLICY DOCUMENTS

The Company has related policies to help you deal with ethical issues. The following policies are corporate in nature and apply worldwide:

      -     Anti-Fraud Policy

      -     Anti-Money Laundering Policy

      -     Regulatory Compliance Management Policy

      -     Disclosure Policy

      -     Diversity and Harassment Policies

      -     the Information Security Management Program Database including:

                  (i)   Internet Use Policy & the Internet Use Policy FAQ

                  (ii)  Information Classification & Handling Standards

      -     Insider Trading and Reporting Policy

      -     Privacy Code

      -     Protocol for Receipt and Treatment of Complaints Regarding
            Accounting or Auditing Matters

      -     Records Retention Schedule

      -     Staffing Policy

ALSO, PLEASE REFER TO YOUR DIVISION FOR DIVISIONAL POLICIES SUCH AS:

      -     Agent Code of Conduct

      -     Alcohol Consumption Policy

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      -     Code of Ethics for Personal Investing

      -     Occupational Health and Safety Policy

      -     Real Estate Division Code of Conduct and Compliance

      -     Travel and Entertainment Policy

In North America, you can access these policies @mfc. Elsewhere, contact your Human Resources Department.

Topic:  CODE OF BUSINESS CONDUCT AND ETHICS - FORM GUIDELINES
        (ACKNOWLEDGEMENT & CONFLICT OF INTEREST DISCLOSURE)

IX - Guidelines for completing the Code of Business Conduct Acknowledgement and
Conflict of Interest Disclosure Statement

WHAT IS A CONFLICT OF INTEREST? A "conflict of interest" occurs when your private interest interferes in any way, or even appears to interfere, with the interests of the Company as a whole. A conflict situation may arise when you take actions or have interests that may make it difficult to perform Company work objectively and effectively. It is also a conflict if outside activities affect your judgment to act in the best interest of customers or other stakeholders.

Please remember that:

      - you must conduct your outside activities or interests on your own time, not during your hours of employment with Manulife Financial

      - Manulife Financial resources, such as employees, equipment and supplies, may not be used for personal purposes

      - outside activities and family or personal relationships must not interfere with your ability to exercise good judgment or perform your duties in a satisfactory way.

WHAT ACTIVITIES OR CIRCUMSTANCES SHOULD I REPORT?

Circumstances that you should report as a potential conflict of interest.

The types of activities you should report include:

      - you or a family member receiving a personal benefit, including a loan or guarantee of obligation from the Company, as a result of your position in the Company

      - having a job, trade or business outside Manulife Financial which could put you in direct or indirect competition with Manulife
            Financial, its suppliers, or others who have a contract with Manulife Financial

      -     becoming an officer, agent or director of a for-profit company

      - reporting to or supervising a spouse, child, sibling, or parent, either directly or indirectly, at Manulife Financial or a subsidiary company

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      -     having any family or other personal relationship with a Manulife
            Financial employee or service provider which could create the perception of a conflict of interest

      - any other situation that could reasonably appear to create a potential conflict of interest.

HOW SHOULD I REPORT A POTENTIAL CONFLICT OF INTEREST?

For officers, employees, representatives and other associates, where appropriate, you should also tell your manager about any real or possible conflicts of interest so that together you can address the issues involved. If you have discussed your situation with your manager, please indicate this on the disclosure form (see below) and include details.

WHAT DOES THE COMPANY DO WITH THESE FORMS?

If you report a potential conflict, the Human Resources Department and/or Law
Department will review your disclosure statement on a confidential basis. The process varies, depending upon the type of activity or relationship you report.
The objectives of the review are to:

      - assess whether you have any real or perceived conflict of interest, and

      -     take appropriate measures to address any conflict.

The Human Resources Department and/or Law Department may contact you for more details. You may also be asked to respond to any concerns raised by the review.
Your manager may also take part in these discussions with you. Any understandings or agreements reached as a result of these discussions will be put in writing in an acknowledgement letter to you, together with a copy of your disclosure form, and filed with the Human Resources Department.

WHAT SHOULD I DO IF MY SITUATION CHANGES?

It is your responsibility to keep the information you report up-to-date by filing a new disclosure form. You can obtain the form from your divisional Human
Resources Department or at @mfc in North America.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS OR CONCERNS?

You may contact either Human Resources or the Law Department on a confidential basis if you have any questions or concerns about these guidelines or filing your report.

MEMBERS OF THE BOARD OF DIRECTORS

Members of the Board of Directors should address any real or possible conflicts of interest with the Company's General Counsel. Individual directors may also retain outside advisors, at the Company's expense, to provide advice on any matter before the Board or a Board Committee with the prior approval of the Corporate Governance & Nominating Committee.

It is the responsibility of every member of the Board of Directors to keep relevant information up to date by filing a new disclosure form. The form should be filed with the Corporate Secretary. A member of the Board of Directors may contact the Corporate Secretary on a confidential basis regarding questions or concerns about these guidelines or filing a disclosure form.

SEE CODE OF BUSINESS CONDUCT ACKNOWLEDGEMENT AND CONFLICT OF INTEREST DISCLOSURE

FORM HR2200EN

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(ACKNOWLEDGEMENT & CONFLICT OF INTEREST DISCLOSURE)

X - Code of Business Conduct Acknowledgement and Conflict of Interest Disclosure
Statement

COMPANY POLICIES AND GUIDELINES

I acknowledge that throughout the course of my employment/relationship with the Company, I agree to adhere/have and will continue to adhere to the Code of Business Conduct and related corporate policies and guidelines of Manulife
Financial Corporation and its related companies. ("Manulife Financial").

CONFLICT OF INTEREST

I have read and agree to follow the requirements for reporting potential conflicts of interest described on the other side of this form and in Manulife
Financial's Code of Business Conduct. I also agree to update the information I report on a continuous basis.

PLEASE CHECK ONE OF THE BOXES:

I have no potential conflict of interest.

I have a potential conflict of interest as described below. (Provide details, including the name of any outside employer, organization or business, the position you hold, a description of the family or personal relationship involved, etc.)

I HAVE DISCUSSED THIS POTENTIAL CONFLICT WITH MY MANAGER OR OTHER APPROPRIATE
PERSONNEL.

[ ] No

[ ] Yes (please provide date and a brief description)

Date(d/m/y) Description

PERSONAL DETAILS AND SIGNATURE

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
----------------------------------------
Name (first, middle initial, last)

----------------------------------------        ---------------------------------
Title                                           Business Unit or Branch

----------------------------------------
Manager's Name

----------------------------------------        ---------------------------------
Date Signed (d/m/y)                             Signature

SEND COMPLETED DISCLOSURE FORM TO YOUR DIVISIONAL HUMAN RESOURCES DEPARTMENT OR CLICK TO SUBMIT.

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

                         SCHEDULE C - SERVICE LOCATIONS

CSC Data Center
9305 Lightwave Ave
San Diego, CA
USA
93901

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                  SCHEDULE D - INCIDENT MANAGEMENT PROCEDURES

To be mutually agreed upon by CSC and Customer on a case by case basis in each Exhibit and Work Assignment to the Agreement

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                   SCHEDULE E - PROBLEM MANAGEMENT PROCEDURES

To be mutually agreed upon by CSC and Customer on a case by case basis in each Exhibit and Work Assignment to the Agreement

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                   SCHEDULE F - CHANGE MANAGEMENT PROCEDURES

To be mutually agreed upon by CSC and Customer on a case by case basis in each Exhibit and Work Assignment to the Agreement

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                   SCHEDULE G - DISPUTE RESOLUTION PROCEDURES

1. DISPUTES - INITIAL REFERRAL TO MANAGEMENT

The Parties shall first attempt to resolve all Disputes by submitting such Disputes, for review, consideration, discussion and resolution by, to the Joint Management Committee. If the Joint Management Committee does not reach resolution of such Dispute within five (5) business days of the referral, then the Parties shall proceed in accordance with Section 2 of this Schedule.

2. SENIOR EXECUTIVES

In the event that a Dispute cannot be resolved pursuant to section 1 above, the Dispute shall be referred to, in the case of Customer, John C. Mather, Senior Executive Vice President and Chief Administration Officer and in the case of CSC, to Jon Taute, Customer Executive, or any other individual holding the same or similar title, for review, consideration, discussion and resolution. If such individuals, or their designated representatives are unable to resolve the Dispute within five (5) business days after the referral of the matter to them, the Parties shall submit the Dispute for resolution pursuant to Section 3 of this Schedule.

3. RESOLUTION OF UNRESOLVED DISPUTES

      (i)   Except with respect to Disputes concerning:

            i. The right of either Party to apply to a court of competent jurisdiction for an interim or interlocutory injunction or other provisional remedy to preserve the status quo or prevent irreparable harm; or

            ii. Any Disputes that may arise in connection with the ownership of any Intellectual Property right(s) or in respect of any claim for contribution or indemnity for any third party infringement or any claim involving third parties; or

            iii. Any Disputes that may arise in connection with a breach of a Party's obligations of confidentiality hereunder,

If any Dispute is not resolved pursuant to Section 2 above, either Party may within fifteen (15) calendar days after the completion of the procedures set forth in Section 2, refer such Dispute to mediation by serving written notice of its intention to mediate the Dispute to the other Party in accordance with
Section 4 below.

4. MEDIATION

      (a) In the event that any Dispute arises between the Parties in relation to this Agreement, or out of this Agreement, and the Dispute is not resolved in accordance with the procedures contemplated above, the Parties agree to submit the Dispute to mediation. The Parties further agree that their participation in mediation is a condition precedent to any Party pursuing any other available remedy in relation to the Dispute.

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      (b)   Any Party to the Dispute may give written notice to the other Party of its desire to commence mediation, and a mediation session must take place within fifteen (15) days after the date that such notice is given. The Parties must jointly appoint a mutually acceptable mediator within five (5) days after a Party has given notice of its desire to mediate a Dispute failing which, the Parties may agree to have one appointed by the American Arbitration Association or such other organization or person agreed to by the Parties.

      (c) The Parties agree that the mediation will be conducted in accordance with the Commercial Mediation Procedures of the American Arbitration Association ("AAA") or such other rules as are recommended by the mediator and the Parties shall share the cost of mediation equally. Any settlement reached by mediation shall be resolved in writing, shall be signed by the Parties and shall be binding on them.

      (d) If the Parties fail to resolve the Dispute to their mutual satisfaction within fifteen (15) days following the date the Parties agree that mediation should be tried, either Party may by notice to the other require the Dispute to be resolved by binding arbitration as set out in Section 5 below.

5. Arbitration

      (a) Except for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo, or Disputes relating to breach of the confidentiality, non-disclosure or intellectual property provisions of this Agreement, all Disputes and other matters relating to breach of this Agreement or an Exhibit or Work Assignment, and which cannot be resolved by the Parties in accordance with the provisions set out above, shall be settled by arbitration in accordance with this Agreement.

      (b) Notice requesting arbitration, or any other notice made in connection therewith, shall be made in writing by one Party and sent by certified mail, return receipt requested, to the other Party. The notice requesting arbitration shall state in particular all issues to be resolved in the view of the complaining Party, shall appoint the arbitrator selected by the complaining Party and shall set a tentative date for the hearing, which date shall be no sooner than forty-five (45) days and no later than ninety (90) days from the date that the notice requesting arbitration is mailed. Within twenty
            (20) days of receipt of the complaining Party's notice, the respondent shall notify the complaining Party of the location for conducting arbitration and the name of its appointed arbitrator. When the two arbitrators have been appointed, they shall agree on a third independent arbitrator and shall appoint such person by written notice to the Parties signed by both arbitrators within thirty (30) days from the date of the appointment of the second arbitrator. The three (3) arbitrators shall constitute the Arbitration Board ("Board"),

      (c) All arbitrations shall take place in the State of Delaware. All arbitration shall be conducted in the English language.

      (d) The members of the Board shall be impartial and disinterested and unless otherwise mutually agreed shall be professionals familiar with insurance and the information

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            technology industries, or (ii) active or former officers of management employees of insurance and information technology companies. The person selected by the two respective arbitrators appointed by the Parties shall be the umpire or chief arbitrator.

      (e) Arbitration shall be conducted in accordance with the Commercial Rules of the AAA then in effect except as modified herein.

      (f) The Parties agree that all then current employees or subcontractor of each with material relevant information will be voluntarily produced, at the employer's expense for all proper discovery and arbitration hearings.

      (g) The cost of the arbitration relative to the arbitrators and the AAA ("Costs") shall be borne equally pending the arbitrators' award. Each Party shall bear its own expenses for legal fees. The prevailing party in any arbitration proceeding hereunder shall be entitled, in addition to such other relief as may be granted, to recover the portion of the Costs incurred by that party in connection with arbitration under this Agreement prior to the award.

      (h) The Parties agree that the arbitrators shall be required to render their decision in writing within thirty (30) days of the conclusion of the proceedings, unless such time shall be extended by mutual agreement of the Parties. With respect to any matter brought before the Board, the Board shall make a decision having regard to the intentions of the Parties, the terms of this Agreement, and custom and usage of the insurance and information technology industry. Such decisions shall be in writing and be binding on the Parties in respect of all matters relating to the arbitration and shall state the findings of fact and conclusions of law upon which the decision is based, provided that such decision may not (i) award consequential, punitive, special, incidental or exemplary damages,
            (ii) include a suspension of this Agreement or any provisions hereof, or (iii) render a decision which, if reached by a trial court, would be vacated, modified or corrected in whole or in part under the standard of review used by appellate courts reviewing a trial court decision. The decision shall be based exclusively upon the evidence presented by the Parties at a hearing in which evidence shall be allowed. There shall be no appeal from the determination of the arbitrator to any court. The decision may be entered by either Party in any court having jurisdiction.

      (i) Each of the Parties agrees to co-operate promptly and fully with the other Party with respect to all aspects of arbitration, including the appointment of the arbitrator and compliance with any requests or orders of the arbitrator.

6. DISPUTES EXCLUDED FROM ARBITRATION

      The following types of Disputes, unless otherwise agreed in writing by the Parties are excluded from arbitration:

      (a)   intellectual property and intellectual property rights;

      (b) Confidential Information, (except for disputes related to Customer Information, including privacy of Customer Information which at the sole discretion of Customer may be an excluded Dispute);

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      (c)   third party claims;

      (d) appropriate Fees to be charged for Change orders or other changes to the Fees, other than Benchmarking disputes which shall be submitted to arbitration or disputes as to whether a particular service is in-scope and should be included in the Services;

      (e)   Amending or re-setting previously mutually agreed to Service Levels;
            and

      (f) Customer's termination of this Agreement or any Exhibit or Work Assignment.

7. CONFIDENTIALITY OF DISPUTES

The Parties agree that the existence of any Dispute being resolved under this Agreement and any steps or proceedings taken by the Parties in connection therewith shall be deemed to be Confidential Information of the Parties.

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